                                                                    EXHIBIT 99.2




================================================================================


                                  $285,000,000

                                     SECOND
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of February 4, 1997

                                     among

                              MEDAPHIS CORPORATION

                                      and

                           THE LENDERS LISTED HEREIN

                                and         ,

                                    as Agent


================================================================================

                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
ARTICLE I.   DEFINITIONS; CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    Section 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    Section 1.02.  Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    Section 1.03.  Other Definitional Terms; Knowledge and Awareness  . . . . . . . . . . . . . . . . . . .  18

ARTICLE II.  REVOLVING LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    Section 2.01.  Revolving Loan Commitments; Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . .  19
    Section 2.02.  Revolving Loan Notes; Repayment of Principal and Interest  . . . . . . . . . . . . . . .  20
    Section 2.03.  Requests for Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    Section 2.04.  Disbursement of Revolving Loans; Several Revolving Loan
                   Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Section 2.05.  Voluntary Reductions in Revolving Loan Commitments   . . . . . . . . . . . . . . . . . .  23
    Section 2.06.  Mandatory Prepayments and Mandatory Reductions in Revolving
                   Loan Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE III. SWINGLINE LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    Section 3.01.  Swingline Loans; Use of Proceeds, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .  25
    Section 3.02.  Swingline Loan Note; Repayment of Principal and Interest . . . . . . . . . . . . . . . .  25
    Section 3.03.  Excess Swingline Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    Section 3.04.  Refinancings of Swingline Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    Section 3.05.  Purchase and Sale of Participation Interests in Swingline Loans  . . . . . . . . . . . .  26

ARTICLE IV.  GENERAL CREDIT TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Section 4.01.  Credit Expiration Date; Extensions . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Section 4.02.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Section 4.03.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Section 4.04.  Payments, Prepayments and Computations . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Section 4.05.  Collateral and Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    Section 4.06.  Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Section 4.07.  Unavailability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Section 4.08.  Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    Section 4.09.  Sharing of Payments, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    Section 4.10.  Loan Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
    Section 4.11.  Funding Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    Section 4.12.  Assumptions Concerning Funding of LIBOR Advances . . . . . . . . . . . . . . . . . . . .  36
    Section 4.13.  Apportionment of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    Section 4.14.  Agreements Regarding Interest and Other Charges  . . . . . . . . . . . . . . . . . . . .  36
    Section 4.15.  Benefits to Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    Section 4.16.  Amendment and Restatement; No Novation . . . . . . . . . . . . . . . . . . . . . . . . .  37
    Section 4.17.  Certain Asset Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE V.    CONDITIONS PRECEDENT TO CREDIT EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Section 5.01.  Conditions Precedent to Initial Credit Event   . . . . . . . . . . . . . . . . . . . . .  38
    Section 5.02.  Conditions Precedent to All Credit Events  . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE VI.   REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    Section 6.01.  Organization; Subsidiaries; Authorization; Valid and Binding
                   Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    Section 6.02.  Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    Section 6.03.  Actions Pending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    Section 6.04.  Outstanding Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 6.05.  Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 6.06.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 6.07.  Conflicting Agreements and Other Matters   . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 6.08.  ERISA    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 6.09.  Governmental Consent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    Section 6.10.  Compliance with Laws and Regulations   . . . . . . . . . . . . . . . . . . . . . . . . .  44
    Section 6.11.  Possession of Licenses, Franchises, Etc  . . . . . . . . . . . . . . . . . . . . . . . .  45
    Section 6.12.  Intellectual Property Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    Section 6.13.  Environmental Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    Section 6.14.  Solvency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
    Section 6.15.  Margin Regulations and Investment Company Act, Etc   . . . . . . . . . . . . . . . . . .  46
    Section 6.16.  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
    Section 6.17.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
    Section 6.18.  Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    Section 6.19.  No Burdensome Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    Section 6.20.  Payment and Dividend Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    Section 6.21.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    Section 6.22.  Revisions or Updates of Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE VII.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    Section 7.01.  Financial Statements and Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    Section 7.02.  Inspection of Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    Section 7.03.  Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    Section 7.04.  Maintenance of Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    Section 7.05.  Maintenance of Corporate Existence, Properties, Franchises, Etc. . . . . . . . . . . . .  54
    Section 7.06.  Payment of Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    Section 7.07.  Type of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    Section 7.08.  Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    Section 7.09.  Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    Section 7.10.  Additional Credit Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    Section 7.11.  Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    Section 7.12.  Chief Financial Officer; Additional Financial Adviser  . . . . . . . . . . . . . . . . .  58

ARTICLE VIII. NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
    Section 8.01.  Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

    Section 8.02.   Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Section 8.03.   Merger and Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
    Section 8.04.   ERISA Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
    Section 8.05.   Dividends, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    Section 8.06.   Investments, Acquisitions, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    Section 8.07.   Sale and Lease-Back Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    Section 8.08.   Transactions With Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Section 8.09.   Fiscal Year Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Section 8.10.   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Section 8.11.   Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Section 8.12.   Limitation on Payment and Dividend Restrictions . . . . . . . . . . . . . . . . . . . .  62
    Section 8.13.   Actions Under Certain Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    Section 8.14.   Certain Litigation Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE IX. EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    Section 9.01.   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    Section 9.02.   Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

ARTICLE X.  THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Section 10.01.  Appointment of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Section 10.02.  Nature of Duties of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Section 10.03.  Lack of Reliance on Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Section 10.04.  Certain Rights of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
    Section 10.05.  Reliance by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
    Section 10.06.  Indemnification of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
    Section 10.07.  Agent in its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
    Section 10.08.  Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    Section 10.09.  Successor Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    Section 10.10.  Security Documents, Notice of Defaults, Etc.. . . . . . . . . . . . . . . . . . . . . .  70

ARTICLE XI. MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
    Section 11.01.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
    Section 11.02.  No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
    Section 11.03.  Payment of Expenses; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
    Section 11.04.  Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
    Section 11.05.  Assignments and Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
    Section 11.06.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
    Section 11.07.  Benefit of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
    Section 11.08.  Amendments; Exercise of Discretion  . . . . . . . . . . . . . . . . . . . . . . . . . .  77
    Section 11.09.  Time of Essence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
    Section 11.10.  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
    Section 11.11.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
    Section 11.12.  Effectiveness; Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
    Section 11.13.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
    Section 11.14.  Independence of Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

    Section 11.15.  Headings Descriptive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
    Section 11.16.  Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
    Section 11.17.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
    Section 11.18.  Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
    Section 11.19.  Additional Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
    Section 11.20.  Jury Trial Waiver; Consent to Forum   . . . . . . . . . . . . . . . . . . . . . . . . .  80

Annex I - Lender Information

Exhibit A-1      -       [                ]
Exhibit A-2      -       [                ]
Exhibit B        -       [                ]
Exhibit C-1      -       [                ]
Exhibit C-2      -       [                ]
Exhibit C-3      -       [                ]
Exhibit C-4      -       [                ]
Exhibit D-1      -       [                ]
Exhibit D-2      -       [                ]
Exhibit E-1      -       [                ]
Exhibit E-2      -       [                ]
Exhibit F-1      -       [                ]
Exhibit F-2      -       [                ]
Exhibit G        -       [                ]
Exhibit H        -       [                ]
Exhibit I        -       [                ]
Exhibit J        -       [                ]
Exhibit K        -       [                ]
Exhibit L        -       [                ]
Exhibit M        -       [                ]
Exhibit N        -       [                ]
Exhibit O        -       [                ]
Exhibit P        -       [                ]

Schedule 6.01(b) -       [                ]
Schedule 6.01(c) -       [                ]
Schedule 6.03    -       [                ]
Schedule 6.06    -       [                ]
Schedule 6.08    -       [                ]
Schedule 6.12    -       [                ]
Schedule 6.20    -       [                ]
Schedule 8.01    -       [                ]
Schedule 8.02    -       [                ]
Schedule 8.03    -       [                ]
Schedule 8.11    -       [                ]

                          SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT


                       THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT made and entered into as of February 4, 1997, by and among MEDAPHIS CORPORATION, a Delaware corporation ("Borrower"), the banks and lending institutions listed on Annex I attached hereto as the same may be amended from time to time and any permitted assignees thereof (collectively, the "Lenders", and individually, a
"Lender"), and                     , a                            , in its
capacity as the Agent for the Lenders pursuant to Article X hereof (the
"Agent").


                              W I T N E S S E T H:


                       WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of August 13, 1993, as amended (the "1993 Credit
Agreement"), among Borrower, the Lenders party thereto and                , as
agent for such Lenders, such Lenders agreed to provide certain credit facilities to Borrower; and

                       WHEREAS, the Borrower has requested that the 1993 Credit Agreement be amended and restated in its entirety; and

                       WHEREAS, the Lenders and the Agent are willing to amend and restate the 1993 Credit Agreement in its entirety on the terms and subject to the conditions and requirements set forth in this Agreement.

                       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties to this Agreement hereby agree to amend and restate the 1993 Credit Agreement as follows:

                                 ARTICLE I.

                          DEFINITIONS; CONSTRUCTION

                       SECTION 1.01. DEFINITIONS. For purposes of this Agreement, the following terms shall have the indicated meanings as set forth below:

                       "Acquisition" shall mean any acquisition by the Borrower or any of its Subsidiaries of the stock of any new or additional Subsidiary (other than a Subsidiary created by Borrower in accordance with Section 8.06(iv) hereof) or of all or substantially all or a substantial part of the assets of, or a business division of, another Person (other than another existing Subsidiary).

                       "Adjusted LIBOR" shall mean, for any Interest Period, the rate per annum (rounded upwards to the nearest 1/16th of one percentage point, if necessary) equal to the quotient obtained by dividing (i) the offered rate for Dollar deposits for a period comparable to such Interest Period appearing on the Reuters Screen LIBO Page (or, if no such rate appears on such screen or such screen is no longer published, as quoted or published by such other recognized independent quote service as may be selected by the Agent from time to time) as of 11:00 a.m., London time, on the day that is two (2) Business Days prior to the beginning of such Interest Period (but if at least two such rates appear on such screen or are so quoted at such time, the offered rate for such Interest Period shall be the arithmetic mean of such rates) by (ii) a percentage equal to one (1) minus the then average stated maximum amount (stated as a decimal) of all reserve requirements applicable to any member of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor categories for such liabilities under such Regulation D).

                       "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

                       "Agent" shall mean            , acting as agent for the
Lenders in the manner and to the extent described in this Agreement and the other Credit Documents, or any successor acting as such agent pursuant to
Article X hereof.

                       "Agent Fees" shall mean the fees required to be paid by the Borrower to the Agent pursuant to Section 4.03(c) hereof.

                       "Agreement" shall mean this Second Amended and Restated Credit Agreement, as amended, supplemented or modified from time to time.

                       "Applicable Margin" shall mean (i) one percentage point (1.0%) per annum for Loans consisting of Swingline Loans or Base Rate Advances and (ii) two and one-half percentage points (2.5%) for Loans consisting of LIBOR Advances; provided, however, that (x) if Borrower's Consolidated EBITDA for its fiscal quarter ending March 31, 1997 is less than $10,000,000, the Applicable Margin for its immediately succeeding fiscal quarter shall be increased by one percentage point (1.0%) for all such Loans, and (y) if at any time the aggregate outstanding principal balance of the Loans exceeds $275,000,000 for five (5) consecutive Business Days, the Applicable Margin for all such Loans shall be increased by one percentage point (1.0%) from (and including) such fifth (5th) Business Day until (but excluding) the first (1st) Business Day thereafter on which such balance is reduced to $275,000,000 or less (but there shall be no increase in the Applicable Margin under this clause
(y) during the Borrower's fiscal quarter ending June 30, 1997 if the Applicable Margin in effect during such period is otherwise increased pursuant to clause
(x) above).

                       "Asset Sale" shall mean any sale or other disposition
(or any series of related sales or other dispositions), including without limitation any loss, damage, destruction or taking, by any Consolidated Company to any Person other than a Consolidated Company of any property or asset (including capital stock but excluding the issuance and sale by the Borrower of its own capital stock) other than any sale or other disposition of assets by any Consolidated Company made in the ordinary course of its business. For purposes of this Agreement, an Asset Sale by Borrower or one of its Subsidiaries shall be deemed to have closed or to have occurred (as the case may be) on the Business Day on which the Net Proceeds therefrom are received by or on behalf of such Credit Party.

                       "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company, an amount equal to the greater of (i) the book value of such property or asset as established in accordance with GAAP, and (ii) the fair market value of such property or asset as determined in good faith by the board of directors of such Consolidated Company.

                       "Assigning Lenders" shall have the meaning given such term in Section 11.05(b) hereof.

                       "Assignment and Acceptance Agreement" shall mean any Assignment and Acceptance Agreement, in the form of Exhibit I attached hereto, executed by any Assigning Lender and its assignee in connection with such Assigning Lender's assignment of all or any portion of its rights and obligations under this Agreement to such assignee pursuant to Section 11.05 hereof.

                       "Bankruptcy Code" shall mean the Bankruptcy Code of 1978, as amended (11 U.S.C. Section Section 101 et seq.).

                       "Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of such change) the higher of (i) the rate which the Agent publicly announces from time to time to be its prime rate, prime lending rate, or base rate, as in effect from time to time, and (ii) the sum of the Federal Funds Rate, as in effect from time to time, plus one half of one percent (0.5%) per annum. The Agent's Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer; and the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's Base Rate.

                       "Base Rate Advance" shall mean any Loans hereunder (or a portion thereof) which bear interest based on the Base Rate.

                       "Borrower" shall mean Medaphis Corporation, a Delaware corporation, and its successors and permitted assigns.

                       "Borrowing" shall mean the incurrence by the Borrower under any of the Revolving Loan Commitments of Loans of one type concurrently having the same Interest Period (in the case of LIBOR Advances) or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

                       "BSG Subsidiaries" shall mean, collectively, BSG Corporation, a Delaware corporation, Imonics Corporation, a Georgia corporation, Rapid Systems Solutions, Inc., a Maryland corporation and their respective Subsidiaries.

                       "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Atlanta, Georgia, and if the applicable Business Day relates to any LIBOR Advance or the determination of any Interest Period or the calculation of the Adjusted LIBOR therefor, any day on which trading is not carried on by and between banks in Dollars in the London interbank market.

                       "Capital Expenditures" shall mean, for any fiscal period of any Person, all expenditures made or liabilities incurred by such Person, whether paid or due and owing, during such period for the acquisition, purchase, alteration or improvement of items which are, in accordance with GAAP, treated during such period as "capital expenditures", "additions to property, plant and equipment" or other comparable items in the financial statements of such Person prepared in accordance with GAAP, and such term shall include that portion of any Capitalized Lease Obligations of such Person originally incurred during such period that is capitalized under GAAP as well as software development costs for such period, all as determined on a consolidated basis; provided, however, that this term shall not include the expenditures made by Borrower or MPSC on or after January 1, 1997 to complete the construction of MPSC's Greenville, Texas office facility to the extent that such expenditures (i) do not exceed $2,500,000 in the aggregate, (ii) are not financed or refinanced with the proceeds of Revolving Loans and (iii) are financed with the proceeds of other Indebtedness permitted to be incurred under
Section 8.01 hereof.

                       "Capitalized Lease Obligations" shall mean, with respect to any Person, any Indebtedness of such Person represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness for purposes hereof shall be the capitalized amount of such obligations as determined in accordance with GAAP.

                       "Cash Management Agreements" shall mean, individually and collectively, as the context shall require:

                       (A)   The following agreements between Borrower, on the
                 one hand, and                    ,                      ,
                 and/or               , on the other hand, and all amendments
                 thereto, supplements thereof, and replacements therefor, and whether now or hereafter in effect: (i) Automated Clearing House (ACH) Agreement dated October 11, 1995; (ii) Domestic Wire Transfer Agreement dated December 15, 1995; (iii) Stop Payment Agreement (Direct Connection/
                 Connection) dated  December 12, 1995; (iv)
                 Connection Services Agreement dated January 1, 1996; and
                 (v)  Wholesale Lockbox Service Agreements dated December
                 15, 1995; and

                       (B) Any other agreement entered into from time to time between the Borrower and/or any of its Subsidiaries, on the
                 one hand, and                            and/or any of its
                 Affiliates (including, without limitation,                   ,
                                 and/or                       ), on the other
                 hand, pertaining to Cash Management Services.

                       "Cash Management Services Obligations" shall mean any and all obligations of Borrower and/or any of its Subsidiaries to and/or any of its Affiliates (including, without limitation,
and/or          ) under any of the Cash Management Agreements or otherwise relating to any of the Cash Management Services.


                       "Cash Management Services" shall mean cash management services for operating, collection, payroll and trust accounts of Borrower
and/or its Subsidiaries provided by                         and/or its
Affiliates (including, without limitation
and/or          ), including, without limitation, automatic clearing house services, control disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services, and wire transfer services.

                       "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                       "Collateral" shall mean (i) any and all of the property which is pledged or collaterally assigned to the Agent or in which the Agent is otherwise granted a Lien to secure the Obligations pursuant to any and all of the Security Documents, and (ii) any and all cash and non-cash proceeds of the foregoing.

                       "Commitment Fees" shall mean the fees required to be paid by the Borrower to the Lenders pursuant to Section 4.03(b) hereof.

                       "Compliance Certificate" shall mean a certificate of the chief financial officer, vice president-finance or treasurer of the Borrower in substantially the form of Exhibit G attached hereto.

                       "Consolidated Companies" shall mean, collectively, the Borrower and all of its Subsidiaries.

                       "Consolidated EBIT" shall mean, for any fiscal period of the Borrower, an amount equal to the sum of the Consolidated Net Income (Loss) plus, to the extent subtracted in determining such Consolidated Net Income
(Loss), (i) provisions for taxes based on income and (ii) Consolidated Interest Expense (including any portion of such expenses attributable to discontinued operations).

                       "Consolidated EBITAR" shall mean, for any fiscal period of the Borrower, an amount equal to the sum of Consolidated EBIT plus amortization expenses and Consolidated Rental Expense to the extent deducted in determining such Consolidated EBIT (including any portion of such expenses attributable to discontinued operations).

                       "Consolidated EBITDA" shall mean, for any fiscal period of the Borrower, an amount equal to the sum of Consolidated EBIT plus (i) depreciation and amortization expenses to the extent deducted in determining such Consolidated EBIT (including any portion of such expenses attributable to discontinued operations), as determined on a consolidated basis in accordance with GAAP, and (ii) the historical Consolidated EBITDA of any Person for such period which accrued prior to the date such Person became a Subsidiary of the Borrower or was merged into or consolidated with the Borrower or any of its Subsidiaries or such Person's assets were acquired by the Borrower or any of its Subsidiaries (and the underlying records of such Person shall be audited to the extent Borrower is required pursuant to Regulation S-X of the SEC to present audited financial information for such Person in documents filed by it with the SEC). If the Borrower or any of its Subsidiaries sells any Subsidiary or business division during any fiscal quarter of Borrower, then for the purpose of determining Borrower's compliance with Section 7.09(a)'s minimum Consolidated EBITDA covenant and Section 7.09(c)'s maximum Funded Debt Ratio covenant for such quarter, the Borrower's Consolidated EBITDA for the relevant testing period specified in such covenant shall be calculated by excluding the Consolidated EBITDA attributable to such Subsidiary or division for such period.

                       "Consolidated Interest Expense" shall mean, for any fiscal period of the Borrower, the total interest expense of the Consolidated Companies (including, without limitation, interest expense attributable to Capitalized Lease Obligations, amortization of deferred financing costs, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expenses (whether shown as interest expense or as loss and expenses on sale of receivables) under any receivables purchase facility), net of the total interest income of the Consolidated Companies for such period, all as determined on a consolidated basis in accordance with GAAP, but such term shall not include (i) any lease payments under the Synthetic Lease Transaction or
(ii) accounting treatments for or amortization of any original issue discount arising as a result of the Warrants or any shares of Borrower's stock issued thereunder.

                       "Consolidated Net Income (Loss)" shall mean, for any fiscal period of the Borrower, the sum of (i) the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, plus (ii) (to the extent excluded from such net income or loss) the net income (or loss) for such period from discontinued operations of the Consolidated Companies together with any taxes deducted in computing the same for such period (taken as a single accounting period), less (iii) (to the extent otherwise included in the foregoing sums) (x) any gains or losses, together with any related provisions for taxes, realized upon any sale of assets other than in the ordinary course of business, and (y) any income or loss of any Person acquired prior to the date such Person becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or all or substantially all of such Person's assets are acquired by the Borrower or any of its Subsidiaries.

                       "Consolidated Net Worth" shall mean, as of any date and with respect to any Person, such Person's total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person as of such date prepared in accordance with GAAP, all as determined on a consolidated basis.

                       "Consolidated Rental Expense" shall mean, for any fiscal period of the Borrower, the rental expense of the Consolidated Companies for such period determined on a consolidated basis in accordance with GAAP.

                       "Contractual Obligation" of any Person shall mean any provision of any agreement, instrument, security, or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

                       "Copyright Assignments" shall mean any and all Copyright Collateral Assignment Agreements now or hereafter executed by any Credit Party in favor of the Agent pursuant to Section 4.05 hereof, each substantially in the form of Exhibit C-3 attached hereto, and any modification or replacement thereof or therefor.

                       "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Warrants, Intercompany Notes, the Security Documents and the Post-Closing Requirements Agreement.

                       "Credit Event" shall mean each Borrowing of a Revolving Loan or a Swingline Loan hereunder.

                       "Credit Expiration Date" shall mean June 30, 1998, as such date may be extended, accelerated or amended from time to time pursuant to this Agreement.

                       "Credit Parties" shall mean, collectively, Borrower, each of the Guarantors, and every other Person who from time to time hereafter executes a Security Document with respect to all or any portion of the Obligations.

                       "Customer Advances" shall mean any and all advances of money made by MPSC in the ordinary course of its business to its customers.

                       "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

                       "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

                       "Domestic Subsidiaries" shall mean any and all Subsidiaries of Borrower which are organized under the laws of the United States of America or any State thereof.

                       "Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

                       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

                       "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Code.

                       "Event of Default" shall have the meaning provided in
Article IX.

                       "Facility Fee" shall mean the fee required to be paid by Borrower to the Lenders pursuant to Section 4.03(a) hereof.

                       "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Agent from three
(3) federal funds brokers of recognized standing selected by the Agent.

                       "Fixed Charge Coverage Ratio" shall mean, as determined for each fiscal quarter of the Borrower and calculated on the basis of the 4-quarter period ending therewith, the ratio of (A) Consolidated EBITAR to (B) the sum of Consolidated Interest Expense plus Consolidated Rental Expense; provided, however, (i) with respect to Borrower's fiscal quarter ending on June 30, 1997 the Fixed Charge Coverage Ratio shall be calculated based on Consolidated EBITAR, Consolidated Interest Expense and Consolidated Rental Expenses for the 2-quarter period ending therewith multiplied by two (2), and
(ii) with respect to Borrower's fiscal quarter ending on September 30, 1997, the Fixed Charge Coverage Ratio shall be calculated based on the Consolidated EBITAR, Consolidated Interest Expense and Consolidated Rental Expenses for the 3-quarter period ending therewith multiplied by four-thirds (4/3rds).

                       "Foreign Subsidiary" shall mean any Subsidiary of the Borrower which is not a Domestic Subsidiary.

                       "Funded Debt" shall mean (i) the Revolving Loans and
(ii) all other Indebtedness for money borrowed, Indebtedness secured by Purchase Money Liens, capitalized leases, conditional sales contracts and similar title retention debt instruments, including any current maturities of such Indebtedness, which by its terms matures more than one (1) year from such date of calculation, all as determined for the Consolidated Companies on a consolidated basis. The calculation of Funded Debt shall include all Funded Debt of the Consolidated Companies plus all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company or to the extent supported by a letter of credit issued for the account of a Consolidated Company. The calculation of Funded Debt shall also include the redemption amount with respect to any capital stock of the Borrower or its Subsidiaries required to be redeemed within twelve (12) months from the date of any calculation thereof.

                       "Funded Debt Ratio" shall mean, as determined for each fiscal quarter of Borrower, the ratio of (i) Funded Debt as of the end of such period to (ii) Consolidated EBITDA for the 4-quarter period ending with such period; provided, however, (i) with respect to Borrower's fiscal quarter ending on June 30, 1997 the Funded Debt Ratio shall be calculated based on Consolidated EBITDA for the 2-quarter period ending therewith multiplied by two
(2), and (ii) with respect to Borrower's fiscal quarter ending on September 30, 1997, the Funded Debt Ratio shall be calculated based on Consolidated EBITDA for the 3-quarter period ending therewith multiplied by four-thirds (4/3rds).

                       "GAAP" shall mean, as in effect from time to time, United States generally accepted accounting principles (which the parties acknowledge and agree shall include the requirement that such principles be consistently applied).

                       "Guarantors" shall mean, collectively, the Domestic Subsidiaries of Borrower which are designated as such on Schedule 6.01(b) attached hereto and any other Domestic Subsidiary which may be now or hereafter required to guarantee some or all of the Obligations pursuant to Section 7.10 hereof.

                       "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received.

                       "Guaranty Agreement" shall mean the Guaranty Agreement executed by the Guarantors in favor of the Agent and the Lenders pursuant to
Section 4.05 and as may be
supplemented pursuant to Section 7.10 hereof, substantially in the form of Exhibit B attached hereto, and any modification, supplement or replacement thereof or therefor.

                       "HRI" shall mean Healthcare Recoveries, Inc., a Delaware corporation.

                       "Indebtedness" of any Person shall mean, without duplication:

                       (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);

                       (ii) the principal component of all rental obligations under leases required to be capitalized under GAAP;

                       (iii) all Guaranties of such Person (including
                 contingent reimbursement obligations under undrawn letters of credit); and

                       (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed.

                       "Initial Guarantors" shall mean, collectively, all of the Initial Subsidiaries (other than any Foreign Subsidiaries).

                       "Initial Lenders" shall mean, collectively, the Lenders which are the initial signatories to this Agreement.

                       "Initial Subsidiaries" shall mean, collectively, the Subsidiaries of Borrower which are described on Schedule 6.01(b) as initially attached hereto.

                       "Intercompany Loans" shall mean, collectively, all loans or other extensions of credit by Borrower to any Subsidiary or by any Subsidiary to another Subsidiary.

                       "Intercompany Notes" shall mean the Intercompany Notes issued by each Guarantor and payable to the order of the Borrower or any Subsidiary evidencing any and all Intercompany Loans made by any payee thereunder to the maker thereunder, each in the form of Exhibit K attached hereto, and any extension, renewal, modification or replacement thereof or therefor.

                       "Interest Period" shall mean, in the case of the determination of any Adjusted LIBOR rate, a one (1), two (2), three (3) or six
(6) month period as selected by Borrower; provided, however, that (i) in the event an Interest Period would end on a day which is not a Business Day, the Interest Period shall be deemed to end on the immediately succeeding Business Day, unless such extension would cause such Interest Period to end in the next calendar month, in which case the Interest Period shall be deemed to end on the immediately preceding Business Day, (ii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends shall, subject to part (iii) below, expire on the immediately preceding Business Day, and (iii) Borrower shall not be entitled to select any Interest Period applicable to any Loan which extends beyond the Credit Expiration Date.

                       "Interest Rate Contracts" shall mean, with respect to any Person, any interest rate cap agreements, interest rate collar agreements, interest rate swap agreements and other similar agreements or arrangements entered into by such Person in the ordinary course of its business.

                       "Lender" and "Lenders" shall mean the Initial Lenders and the other banks or lending institutions (if any) listed on Annex I attached hereto as the same may be amended from time to time, and each assignee thereof of which Borrower and the Agent receives notice pursuant to Section 11.05 hereof.

                       "Lessor Waiver and Consent" shall mean any and all Lessor Waivers and Consents now or hereafter executed by any lessors of any of the Borrower's or any Guarantor's facilities in favor of the Agent pursuant to
Section 4.05 hereof, each substantially in the form of Exhibit L attached hereto (or in such other form as is reasonably acceptable to the Agent), and any modification or replacement thereof or therefor.

                       "LIBOR Advance" shall mean any Loans hereunder (or portion thereof) which bear interest based on Adjusted LIBOR.

                       "Lien" shall mean any mortgage, pledge, security interest, security deposit, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction), but excluding the filing of or agreement to file any cautionary financing statements in connection with any true leases, true consignments or other transactions in which a Lien is not otherwise granted.

                       "Loans" shall mean, collectively, the Revolving Loans and the Swingline Loans.

                       "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

                       "Material Adverse Effect" shall mean a material adverse effect upon, or a material adverse change in, any of the (i) business, results of operations, properties, prospects or financial condition of the Consolidated Companies taken as a whole, (ii) legality, validity, binding effect or enforceability of any Credit Document (other than any Lessor Waiver and Consent), or (iii) ability of the Credit Parties taken as a whole to perform their obligations under the Credit Documents.

                       "Material Subsidiary" shall mean (i) each of the Subsidiaries specified on Schedule 6.01(c) attached hereto and (ii) each other Subsidiary of the Borrower, whether now existing or hereafter established or acquired, that at any time from the date of this Agreement through the Credit Expiration Date has or acquires total assets having an aggregate Asset Value in excess of $1,000,000.

                       "Material Subsidiary Asset Sale" shall mean any Asset Sale of any capital stock (or all or substantially all of the assets or any business division) of any Material Subsidiary; provided, however, that this term shall not include the sale of the Borrower's Decision Support Division as described on Schedule 8.03 attached hereto.

                       "MPSC" shall mean Medaphis Physician Services Corporation, a Georgia corporation, and its successors and permitted assigns.

                       "Multiemployer Plan" shall have the meaning given such term in Section 4001(a)(3) of ERISA.

                       "Net Proceeds" shall mean, with respect to any Asset Sale, all cash, including (i) cash receivables (once received) by way of deferred payment pursuant to a promissory note, a receivable or otherwise (other than interest payable thereon) and (ii) with respect to Asset Sales resulting from the loss, damage, destruction or taking of property, the proceeds of insurance settlements or condemnation awards (other than the portion of the proceeds of such settlement or awards that are used to repair, replace, improve or restore the item of property in respect of which such settlement or award was paid provided that the recipient of such proceeds enters into a binding contractual obligation to effect such repair, replacement, improvement or restoration within six (6) months of such loss, damage or destruction and completes such repair, replacement, improvement or restoration within twelve (12) months of such loss, damage, destruction or taking) as and when received in cash, in either case, received by any Consolidated Company as a result of or in connection with such transaction, net of all reasonable sale expenses, fees and commissions incurred in connection therewith and also net of any taxes paid or payable (as estimated in good faith and on a consolidated basis) within the succeeding sixteen-month period in connection therewith, and also net of any payment required to be made with respect to the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) secured by a Permitted Lien upon the assets sold in such Asset Sale.

                       "1993 Credit Agreement" shall have the meaning given such term in the preamble to this Agreement.

                       "1993 Loans" shall mean, collectively, any and all loans made under the 1993 Credit Agreement and which remain outstanding immediately prior to the making of the initial Loans made under this Agreement.

                       "                           " shall mean               ,
a national banking association, and its successors and assigns.

                       "Notes" shall mean, collectively, the Revolving Loan Notes and the Swingline Loan Note.

                       "Notice of Revolving Loan Borrowing" shall have the meaning given such term in Section 2.03.

                       "Notice of Revolving Loan Conversion/Continuation" shall have the meaning given such term in Section 2.03.

                       "Obligations" shall mean, collectively, (i) all amounts now or hereafter owing to any or all of the Agent or the Lenders by Borrower or any other Credit Party pursuant to the terms of this Agreement, any Note, or any other Credit Document (other than the Warrants), including without limitation, the unpaid principal balance of any and all Loans and all interest, fees, expenses and other charges relating thereto or accruing thereon, as well as any and all other indebtedness, liabilities, and obligations of Borrower or any other Credit Party, whether direct or indirect, absolute or contingent, or liquidated or unliquidated, which may be now existing or may hereafter arise under any of the Credit Documents (other than the Warrants), and together with any and all renewals, extensions, modifications or refinancings of any of the foregoing, (ii) all Cash Management Services Obligations, limited, however, as to this clause (ii) to a maximum aggregate amount of $3,000,000, and excluding from this clause (ii) any amounts arising from any failure of
and/or any of its Affiliates (including             and/or                   ).
to comply in any material respect with the Guide to the Federal Reserve's Payments System Risk Policy as in effect from time to time; and (iii) all obligations of Borrower to the Swingline Lender under the Swingline Account Agreement.

                       "O.C.G.A." shall mean the Official Code of Georgia Annotated as amended from time to time.

                       "Officer's Certificate" shall mean a certificate signed in the name of Borrower by its president, chief executive officer, chief financial officer, vice president-finance or treasurer.

                       "Other Asset Sale" shall mean any Asset Sale which is not a Material Subsidiary Asset Sale.

                       "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                       "Permitted Lien" shall mean any Lien of a kind which is not prohibited under Section 8.02 hereof.

                       "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

                       "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock membership plan, Multiemployer plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

                       "Pledge Agreements" shall mean the Borrower Pledge Agreement and the Subsidiary Pledge Agreement executed by Borrower and certain of the Subsidiaries in favor of the Agent pursuant to Section 4.05 hereof, in the forms of Exhibit D-1 and Exhibit D-2 attached hereto, respectively, and any modifications, supplements or replacements thereof or therefor.

                       "Pledged Deposit Agreements" shall mean any and all pledged deposit/blocked account agreements entered into among the Agent, any Credit Party and any Credit Party's depository institution pursuant to Section
4.05 hereof, each substantially in the form of Exhibit M attached hereto (or in such other form as is acceptable to the Agent), and any modification or replacement thereof or therefor.

                       "Post-Closing Requirements Agreement" shall mean the Post-Closing Requirements Agreement, in the form of Exhibit P attached hereto, among Borrower, its Domestic Subsidiaries and the Agent.

                       "Proprietary Information" shall mean all information about the Borrower or any of its Affiliates which has been furnished from and after December 11, 1996 to the Agent and the Lenders, and regardless of the manner in which it is furnished; provided, however, that Proprietary Information does not include information which (x) is or becomes publicly available (other than as a result of a breach of Section 11.18 of this Agreement or of the terms of any other confidentiality agreement between the Agent or any Lender, as the case may be, and the Borrower), (y) was possessed by or available to the Agent or any Lender on a nonconfidential basis prior to its disclosure to the Agent or such Lender by the Borrower or any of its Affiliates or (z) becomes available to the Agent or any Lender on a nonconfidential basis from a Person which, to the knowledge of the Agent or such Lender, as the case may be, is not bound by a confidentiality agreement with the Borrower or any of its Affiliates and is not otherwise prohibited from transmitting such information.

                       "Pro Rata Share" shall mean, when used with reference to any Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction, the numerator of which shall be such Lender's Revolving Loan Commitment on such date and the denominator of which shall be the sum of the Revolving Loan Commitments of all of the Lenders on such date, and if the Revolving Loan Commitments of the Lenders have been terminated such term shall mean an amount equal to the result obtained by multiplying such aggregate or total amount by a fraction, the numerator of which shall be the aggregate unpaid principal balance of the Revolving Loans (but not Swingline Loans) owing to such Lender on such date and the denominator of which shall be the aggregate unpaid principal balance of all of the Revolving Loans (but not Swingline Loans) owing to all of the Lenders of such date.

                       "Purchase Money Indebtedness" shall mean (i) any Indebtedness incurred for the sole purpose of paying all or any part of the purchase price of any fixed assets, (ii) any other Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed assets, (iii) any Capitalized Lease Obligations, and (iv) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

                       "Purchase Money Lien" shall mean a Lien upon fixed assets which secures the Purchase Money Indebtedness relating thereto but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures solely such Purchase Money Indebtedness.

                       "Real Estate Collateral" shall mean (i) the real property described on Schedule 4 attached to the Post-Closing Requirements Agreement, (ii) any additional real property on which the Agent obtains a Lien after the date of this Agreement pursuant to Section 4.05 or Section 7.10 hereof, and (iii) any and all related buildings or other improvements now or hereafter located on any of the foregoing, any and all equipment or fixtures now or hereafter located on any of the foregoing and used in connection with the operation or maintenance thereof, and all intangible property rights now or hereafter arising therefrom and all proceeds of any of the foregoing.

                       "Real Estate Collateral Documents" shall mean the mortgages, deeds of trust, security deeds, or other Security Documents which the Agent acquires any or all of its Liens on any or all of the Real Estate Collateral, and any and all other mortgages, deeds of trust, security deeds, leasehold deeds or other similar Security Documents executed after the date hereof by a Credit Party pursuant to Section 4.05 or Section 7.10 of this Agreement.

                       "Required Lenders" shall mean, at any time, Lenders holding, in the aggregate, not less than sixty-six and two-thirds percent (66.667%) of the aggregate dollar amount of the Revolving Loan Commitments then in effect, and if the Revolving Loan Commitments of the Lenders have expired or have been terminated such term shall mean Lenders holding, in the aggregate, not less than sixty-six and two-thirds percent (66.667%) of the then aggregate unpaid principal balance of the Loans then outstanding; provided, however, that for purposes of determining the outstanding Obligations held by any Lender at any one time there shall be included or excluded (as the case may be) any outstanding participation interest in any outstanding Swingline Loans purchased or sold by such Lender (as the case may be) pursuant to Section 3.05 hereof.

                       "Requirement of Law" for any person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                       "Revolving Loan Commitment" shall mean, at any time and for any Lender, the amount of its Revolving Loan Commitment as shown on Annex I attached hereto (as such annex may be amended from time to time) and as such Revolving Loan Commitment may be reduced pursuant to this Agreement.

                       "Revolving Loan Notes" shall mean the Revolving Loan Notes issued by the Borrower and payable to the order of the Lenders as evidence of the Revolving Loans, each in the form of Exhibit A-1 attached hereto, and any extension, renewal, modification or replacement thereof or therefor.

                       "Revolving Loans" shall mean, collectively, the advances made by the Lenders to Borrower pursuant to Section 2.01 hereof.

                       "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

                       "Security Agreements" shall mean the Borrower Security Agreement and the Subsidiary Security Agreement executed by the Borrower and the Guarantors in favor of the Agent pursuant to Section 4.05 hereof, in the forms of Exhibit C-1 and Exhibit C-2 attached hereto, respectively, and any modifications, supplements or replacements thereof or therefor.

                       "Security Documents" shall mean, collectively, the Guaranty Agreement, the Pledge Agreements, the Security Agreements, the Trademark Security Agreements, the Copyright Assignments, the Pledged Deposit Agreements, the Real Estate Collateral Documents, and each other guaranty, security or other collateral document, whether now existing or hereafter executed and delivered, guaranteeing or securing any or all of the Obligations and any supplements thereto executed pursuant to or in connection with any of the foregoing.

                       "Subordinated Debt" shall mean any and all Indebtedness for borrowed money of Borrower or any Subsidiary which is subordinated in right of payment to all Obligations on written subordination terms and conditions which are satisfactory in all respects to the Required Lenders.

                       "Subsidiary" means, as applied to Borrower, (i) the Initial Subsidiaries and any other corporation of which more than 50% of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than

50% of the outstanding partnership interests is, at the time, owned by Borrower or by one or more Subsidiaries of Borrower, or by Borrower and one or more Subsidiaries of Borrower, and (ii) any other entity which is controlled or capable of being controlled by Borrower, or by one or more Subsidiaries of Borrower, or by Borrower and one or more Subsidiaries of Borrower.

                       "                                      " shall mean
                  , a                           , and its successors and
assigns.

                       "Swingline Account Agreement" shall mean the Financial Management Account Investment/Commercial Loan Access Agreement, a copy of which as in effect on the date hereof is attached hereto as Exhibit N, between Borrower and the Swingline Lender, as amended, modified, supplemented or replaced from time to time.

                       "Swingline Lender" shall mean                    .

                       "Swingline Loan Facility" shall mean the loan facility provided by the Swingline Lender to the Borrower pursuant to Article III hereof.

                       "Swingline Loan Limit" shall mean, at any time, the amount shown as such on Annex I attached hereto (as such annex may be amended from time to time).

                       "Swingline Loan Note" shall mean the Swingline Loan Note issued by the Borrower and payable to the order of the Swingline Lender as evidence of the Swingline Loans made hereunder and which note shall be in the form of Exhibit A-2 attached hereto, and any extension, renewal, modification or replacement thereof or therefor.

                       "Swingline Loan Rate" shall mean the higher of (x) the rate which the Swingline Lender publicly announces from time to time to be the Swingline Lender's prime rate, prime lending rate or base rate, as in effect from time to time and (y) the sum of the Federal Funds Rate, as in effect from time to time plus one-half of one percent (0.5%) per annum. The Swingline Loan Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

                       "Swingline Loans" shall mean, collectively, the advances made by the Swingline Lender to Borrower pursuant to Section 3.01 hereof.

                       "Swingline Termination Date" shall mean the Business Day which immediately precedes the Credit Expiration Date.

                       "Synthetic Lease Transaction" shall mean, collectively, the loan and lease transactions arising under the Participation Agreement, dated as of April 21, 1995, as amended, from time to time, among the Borrower,
                ,                 and                     and the other
Operative Documents described therein.

                       "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax, and other similar liabilities with respect thereto.

                       "Trademark Security Agreements" shall mean any and all Trademark Security Agreements now or hereafter executed by any Credit Party in favor of the Agent pursuant to Section 4.05 hereof, each substantially in the form of Exhibit C-4 attached hereto, and any modification or replacement thereof or therefor.

                       "                         " shall mean                , a
                            , and its successors and assigns.

                       "Warrant Shares" means the shares of common stock of the Borrower issuable upon the exercise of the Warrants.

                       "Warrants" has the meaning set forth in Section 7.11 hereof.

                       SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with GAAP; provided, however, that compliance with any and all financial covenants and calculations set forth in Section 7.09 hereof, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 7.01 hereof unless and until the parties hereto enter into a written amendment agreement with respect thereto pursuant to Section 11.08 hereof.

                       SECTION 1.03. OTHER DEFINITIONAL TERMS; KNOWLEDGE AND AWARENESS.

                       (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any pronoun used herein shall be deemed to cover all genders and all singular terms used herein shall include the plural and vice versa. Unless otherwise expressly indicated herein, all references herein to a period of time which runs "from" or "through" a particular date shall be deemed to include such date, and all references herein to a period of time which runs "to" or "until" a particular date shall be deemed to exclude such date. Unless otherwise defined or specified herein, all other terms used herein shall have the meanings, if any, given such terms in the Uniform Commercial Code as in effect on this date in the State of Georgia as the same may be hereafter amended or supplemented from time to time.

                       (b) Whenever any provision in this Agreement or any of the other Credit Documents refers to the "knowledge" of a Person, or to any fact or circumstance having "come to the attention" of such Person, or to such Person having become "aware" of a fact or circumstance, or of a Person having "learned" of a fact or circumstance, or where words of similar import are used in this Agreement or any of the other Credit Documents with respect to a Person's knowledge or awareness of any fact or circumstance, such words are intended to signify that such Person either has actual knowledge of such fact or circumstance, or has received a notice or notification of it, or from all of the facts and circumstances known to such Person at the time in question such Person has reason to know that the fact or circumstance in question exists, and where such Person is a corporation or other organization, such knowledge or awareness of such organization shall be effective for a particular transaction or matter from the time when it is brought to the attention of the individual within the organization who is responsible for or directly involved in conducting that transaction or handling that matter and in any event from the time when it would have been brought to such individual's attention if the organization had exercised reasonable due diligence (and, for purposes hereof, an organization exercises due diligence if it maintains reasonable routines for communicating significant information to the individual within the organization who is responsible for or directly involved in conducting the transaction or handling the matter and there is reasonable compliance with such routines, but such due diligence does not require that each and every individual acting for an organization communicate information unless such communication is part of such individual's regular duties or unless such individual has a reason to know of the transaction or matter at issue and that such transaction or matter would be materially affected by the information).

                                 ARTICLE II.

                               REVOLVING LOANS

                       SECTION 2.01.  REVOLVING LOAN COMMITMENTS; USE OF
PROCEEDS.

                       (a) Subject to and upon the terms and conditions set forth in this Agreement, each Lender severally agrees, upon the Borrower's request, to advance to the Borrower, from time to time prior to the Credit Expiration Date, Revolving Loans in an aggregate principal amount outstanding at any one time not to exceed such Lender's Revolving Loan Commitment as in effect at such time (as such Revolving Loan Commitment may be reduced pursuant to this Agreement).

                       (b) The proceeds of the Revolving Loans shall be used to (i) refinance the 1993 Loans as described in Section 4.16 hereof, (ii) finance or refinance any Acquisition made after the date hereof to the extent consented to in writing by all of the Lenders, (iii) refinance the Swingline Loans pursuant to Section 3.04 hereof, and (iv) finance the working capital and general corporate needs of the Consolidated Companies; provided, however, that
(x) neither Borrower nor any Guarantor may re-advance any Revolving Loan proceeds to any Subsidiary who is not a Guarantor and (y) Borrower's use of any Revolving Loan proceeds to settle or satisfy certain litigation is limited to the extent provided in Section 8.14 hereof.

                       (c) Notwithstanding anything in this Agreement to the contrary, Borrower shall not be entitled to obtain any new LIBOR Advances on or after the date hereof. In addition, notwithstanding anything herein to the contrary, no outstanding Borrowing may be converted into, or combined as, a Borrowing consisting of LIBOR Advances on or after the date hereof. LIBOR Advance provisions are contained in this Agreement solely to accommodate any LIBOR Advances which are outstanding under the 1993 Credit Agreement as of the date hereof and which are continued hereunder for the remainder of their respective Interest Periods.

                       (d) If at any time the aggregate outstanding principal amount of all of the Revolving Loans made by any Lender shall exceed the amount of the Revolving Loan Commitment of such Lender, the Borrower shall immediately upon receipt of notice thereof from the Agent or such Lender, or immediately upon the Borrower's acquiring actual knowledge thereof, prepay the Revolving Loans of such Lender to the extent necessary to eliminate such excess.

                       (e) Notwithstanding anything herein to the contrary, the sum of the aggregate outstanding principal balance of all Loans (including Swingline Loans) made by all Lenders (including the Swingline Lender) at any one time shall not exceed the aggregate amount of all Revolving Loan Commitments as then in effect, and the sum of the aggregate outstanding principal balance of all Revolving Loans made by all Lenders at any one time (other than any Revolving Loans the proceeds of which are used to refinance any Swingline Loans pursuant to Section 3.04 hereof) shall not exceed (i) the aggregate amount of the Revolving Loan Commitments as then in effect less (ii) the Swingline Loan Limit as then in effect. If at any time the aggregate outstanding principal balance of the Loans or the Revolving Loans exceeds the applicable limit stated in the immediately preceding sentence, the Borrower shall immediately upon receipt of notice thereof from the Agent or such Lender, or immediately upon the Borrower's acquiring actual knowledge thereof, prepay the Revolving Loans to the extent necessary to eliminate such excess.

                       SECTION 2.02. REVOLVING LOAN NOTES; REPAYMENT OF PRINCIPAL AND INTEREST.

                       (a) The Borrower's obligation to pay to each Lender the principal of and interest on the Revolving Loans made by such Lender shall be evidenced by the records of the Agent and such Lender and by the Revolving Loan Note payable to such Lender.

                       (b) The entire outstanding principal balance of each Lender's Revolving Loans shall be due and payable, together with all remaining accrued and unpaid interest thereon, on the Credit Expiration Date. Pending such maturity, (i) accrued interest on the portion of each Lender's Revolving Loans consisting of Base Rate Advances shall be payable to such Lender in arrears on the first (1st) day of each calendar quarter, commencing with the quarter following the quarter in which such Lender's initial Revolving Loan is made and continuing to be due on the first (1st) day of each calendar quarter thereafter, and (ii) accrued interest on the portion of each Lender's Revolving Loans consisting of LIBOR Advances shall be payable to such Lender in arrears on the last day of each Interest Period applicable thereto and, in the case of any LIBOR

Advance having an Interest Period in excess of three (3) months, on each day which occurs every three (3) months after the initial date of such Interest Period.

                       SECTION 2.03.  REQUESTS FOR REVOLVING LOANS.

                       (a) Whenever Borrower desires to make a Borrowing of Revolving Loans (other than one resulting from a continuation or conversion pursuant to Section 2.03(b) below), it shall give the Agent prior written or telecopied notice (or telephonic notice promptly confirmed in writing or by telecopy) of such Borrowing (a "Notice of Revolving Loan Borrowing"), such Notice of Revolving Loan Borrowing to be given prior to 11:00 a.m. (Eastern
Time) (i) on the requested date of such Borrowing in the case of Base Rate Advances, and (ii) three Business Days prior to the requested date of such Borrowing in the case of LIBOR Advances. Any such notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Revolving Loan Borrowing shall be irrevocable and shall specify the principal amount of the Borrowing (which must be in an amount of not less than $1,000,000 or a greater integral multiple of $100,000), the date of the Borrowing (which shall be a Business Day) and (subject to Section 2.01(c) above) whether the Borrowing is to consist of Base Rate Advances or LIBOR Advances (and, in the latter case, the Interest Period to be applicable thereto). If the Borrower shall fail to specify in any Notice of Revolving Loan Borrowing (x) an applicable Interest Period in the case of a LIBOR Advance, then such notice shall be deemed to be a request for an Interest Period of one month, or (y) whether such Borrowing shall consist of Base Rate Advances or LIBOR Advances, then such notice shall be deemed to be a request for Base Rate Advances hereunder. Each Notice of Revolving Loan Borrowing shall be given by the Borrower's chief financial officer, vice president-finance or treasurer or such other Person who may be expressly and specifically designated in writing by any of such officers at such time to be a representative of the Borrower with authority to give Notices of Revolving Loan Borrowing on behalf of the Borrower. The Agent and the Lenders shall have no liability to the Borrower or any of its Subsidiaries for refusing to honor any Notice of Revolving Loan Borrowing (or purported Notice of Revolving Loan Borrowing) given by any Person who the Agent is not satisfied is so authorized to give any such notice.

                       (b) Subject to the provisions of Section 2.01(c) above, whenever the Borrower desires to convert all or a portion of any outstanding Borrowing under the Revolving Loan Commitments consisting of Base Rate Advances into a Borrowing consisting of LIBOR Advances, or to continue outstanding any Borrowing under the Revolving Loan Commitments consisting of LIBOR Advances for a new Interest Period, the Borrower shall give the Agent at least three (3) Business Days' prior written or telecopied notice (or telephonic notice promptly confirmed in writing or by telecopy) of each such Borrowing to be converted into or continued as LIBOR Advances. Such notice (a "Notice of Revolving Loan Conversion/Continuation") shall be given prior to 11:00 a.m. (Eastern Time) on the date specified above, and any such notice received after 11:00 a.m. shall be deemed received on the next Business Day. Each such Notice of Revolving Loan Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Borrowing to be converted or continued (which must meet Section 2.01(c)'s minimum amount requirements), the date of the requested conversion or continuation, whether the Borrowing is being converted into or continued as LIBOR Advances and the Interest

Period to be applicable thereto. If upon the expiration of any Interest Period in respect of any Borrowing consisting of LIBOR Advances the Borrower shall have failed to deliver a Notice of Revolving Loan Conversion/Continuation with respect thereto, the Borrower shall be deemed to have elected to convert or continue such Borrowing as a Borrowing consisting of Base Rate Advances hereunder. If the Borrower shall fail to specify in any Notice of Revolving Loan Conversion/Continuation (i) an applicable Interest Period with respect thereto, then such notice shall be deemed to be a request for an Interest Period of one month or (ii) whether or not the Borrowing is being converted into or continued as a LIBOR Advance, then such notice shall be deemed to be a request for a Base Rate Advance hereunder. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon the expiration of the current Interest Period applicable thereto) a LIBOR Advance. No conversion of any Borrowing of LIBOR Advances shall be permitted except on the last day of the Interest Period in respect thereof. Each Notice of Revolving Loan Conversion/Continuation shall be given by a representative of Borrower who is authorized to give Notices of Revolving Loan Borrowing on behalf of Borrower pursuant to Section 2.03(a) above. The Agent and the Lender shall have no liability to the Borrower or any of its Subsidiaries for refusing to honor any Notice of Revolving Loan Conversion/Continuation (or purported Notice of Revolving Loan Conversion/Continuation) given by any Person who the Agent is not satisfied is so authorized to give any such notice.

                       (c) The Agent shall promptly (and in any event by the close of its business on the date of its receipt thereof) give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 2.03 with respect to the Revolving Loan Commitments.

                       SECTION 2.04. DISBURSEMENT OF REVOLVING LOANS; SEVERAL REVOLVING LOAN COMMITMENTS.

                       (a) No later than 12:00 p.m. (Eastern Time) on the date of each Borrowing of Revolving Loans (other than resulting from the continuation or conversion pursuant to Section 2.03(b) hereof and subject to the provisions of Section 4.16(b) below), each Lender will make available its pro rata share of the amount of such Borrowing in Dollars and in immediately available funds to the Agent, and the Agent, in turn, will make available to the Borrower the amount so made available by such Lender by depositing such amounts to the account of the Borrower with the Agent or by otherwise making the amount available to the Borrower as specified in the Notice of Revolving Loan Borrowing therefor.

                       (b) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing of Revolving Loans that such Lender does not intend to make available to the Agent such Lender's portion of the Revolving Loans to be advanced on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of such advance, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall within two (2) Business Days after receiving such notice pay such corresponding amount to the Agent together with interest until so repaid at the interest rate then in effect for Base Rate Advances. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments hereunder or to prejudice any rights which the Agent, any other Lender or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                       (c) All Borrowings of Revolving Loans under this Agreement from each Lender shall constitute part of a single loan transaction between Borrower and such Lender.

                       (d) Except as provided in Section 4.16(b) below, all Revolving Loans shall be made by the Lenders on the basis of their respective Pro Rata Shares of the Revolving Loan Commitments. No Lender shall be responsible for any default by any other Lender in its obligations hereunder to fund Revolving Loans, but each Lender shall remain obligated to make the Revolving Loans otherwise required to be made by it hereunder regardless of the failure of any other Lender to fulfill its obligations hereunder.

                       SECTION 2.05. VOLUNTARY REDUCTIONS IN REVOLVING LOAN COMMITMENTS. Upon at least one (1) Business Day's prior written notice to the Agent and each Lender, Borrower may, at its option, terminate the Revolving Loan Commitments of all Lenders in full or reduce all of the Lenders' Revolving Loan Commitments in increments of not less than $1,000,000 or any greater integral multiple of $100,000; provided, however, that (i) the amount of any such partial reduction shall be applied on a pro rata basis to all of the Lenders' Revolving Loan Commitments, (ii) the aggregate outstanding principal balance of all of the Lenders' Loans or Revolving Loans shall not exceed any applicable limit specified in Section 2.01(d) or (e) hereof after giving effect to any such termination or reduction (and Borrower shall immediately prepay any such Loans to the extent necessary to eliminate such excess as required under
Section 2.01(d) or (e) above), and (iii) any such termination or reduction shall be irrevocable. In the event any such termination or reduction is made by Borrower in accordance with this Section 2.05, the Agent will promptly issue to Borrower and each Lender a revised Annex I to this Agreement reflecting such termination or reduction, which revised Annex I shall supersede and replace the prior version thereof and shall be substituted by each party in lieu thereof.

                       SECTION 2.06. MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

                       (a) If on any date shown below the aggregate amount of the Revolving Loan Commitments exceeds the dollar amount set forth below opposite such date, the aggregate amount of the Revolving Loan Commitments shall be automatically and permanently reduced on such date by an amount such that, after giving effect to such reduction, the aggregate amount of the Revolving Loan Commitments shall equal the dollar amount set forth below opposite such date:

                                                   Maximum Revolving
                 Date                              Loan Commitments
                 ----                              -----------------
            July 31, 1997                             $200,000,000

           January 31, 1998                           $150,000,000

Notwithstanding anything herein to the contrary, the Required Lenders may extend the July 31, 1997 Revolving Loan Commitment reduction to a date no later than September 30, 1997 as provided for in Section 11.08 hereof.

                       (b) On the date of the closing of any Material Subsidiary Asset Sale (or if such date is not a Business Day, on the immediately following Business Day) and on the fifth (5th) Business Day after the end of each fiscal quarter in which any Other Asset Sale is closed, a mandatory prepayment shall be made by Borrower on all of the Loans in an amount equal to 100% of the Net Proceeds of such Asset Sale.

                       (c) In the case of any and all Material Subsidiary Asset Sales closed after the date of this Agreement, the aggregate amount of the Revolving Loan Commitments shall be automatically and permanently reduced by an amount equal to 100% of the aggregate Net Proceeds of such Material Subsidiary Asset Sales. Each such reduction shall be effective on the date that the related Material Subsidiary Asset Sale is closed.

                       (d) In the case of any and all Other Asset Sales, no mandatory reduction in the Revolving Loan Commitments shall be required hereunder until the aggregate amount of the Net Proceeds of the Other Asset Sales closed in any particular fiscal quarter of the Borrower exceeds $5,000,000 in the case of the fiscal quarter ending March 31, 1997 and $500,000 in the case of each succeeding fiscal quarter (the applicable amount for any particular quarter being herein called the "Base Amount"), and thereafter the aggregate amount of the Revolving Loan Commitments shall be automatically and permanently reduced by the amount by which the aggregate amount of the Net Proceeds of all Other Asset Sales closed in such quarter exceeds the Base Amount for such quarter, which reduction shall be effective on the tenth (10th) Business Day after the end of such quarter.

                       (e) Any reduction of the Revolving Loan Commitments required under this Section shall apply as a proportional and permanent reduction of the Revolving Loan Commitments of each of the Lenders. If the aggregate outstanding principal balance of the Loans or the Revolving Loans exceeds any applicable limit specified in Section 2.01(d) or (e) hereof after giving effect to any such reduction of the Revolving Loan Commitments, Borrower shall immediately prepay such Loans to the extent necessary to eliminate such excess.

                       (f) In the event any mandatory reduction in the Revolving Loan Commitments is made in accordance with this Section, the Agent will issue to the Borrower and each Lender a revised Annex I to this Agreement reflecting such reduction, which revised Annex

I shall supersede and replace the prior version thereof and shall be substituted by each party in lieu thereof.

                                 ARTICLE III

                               SWINGLINE LOANS

                       SECTION 3.01.  SWINGLINE LOANS; USE OF PROCEEDS, ETC.

                       (a) As an integral part of the transactions contemplated hereby, and subject to and upon the terms and conditions set forth in this Agreement, the Swingline Lender shall make, upon Borrower's request, Swingline Loans to the Borrower from time to time prior to the Swingline Termination Date (or any earlier date on which the Revolving Loan Commitments expire or are terminated hereunder) in an aggregate principal amount outstanding at any one time not to exceed the Swingline Loan Limit. The Swingline Lender will, on request by the Agent, confirm to the Agent the aggregate outstanding principal balance of the Swingline Loans from time to time.

                       (b) The proceeds of the Swingline Loans shall be used for the same purposes for which Borrower could obtain Revolving Loans hereunder.

                       (c) All Swingline Loans shall bear interest at the Swingline Loan Rate plus the Applicable Margin with respect thereto.

                       (d)   So long as                               is the
Swingline Lender, and so long as the Swingline Account Agreement has not been terminated pursuant to Section 7.B thereof, all Swingline Loans shall be requested or deemed requested by Borrower pursuant to the Swingline Account Agreement and all Borrowings of the Swingline Loans under this Agreement shall be made in accordance with the Swingline Account Agreement.

                       SECTION 3.02. SWINGLINE LOAN NOTE; REPAYMENT OF PRINCIPAL AND INTEREST.

                       (a) The Borrower's obligation to pay the Swingline Lender the principal of and interest on the Swingline Loans shall be evidenced by the records of such Lender and by the Swingline Loan Note payable to such Lender.

                       (b) In addition to any principal payment or prepayment which may be required at any time under Section 2.01 or 2.06 hereof, and subject to any acceleration of maturity pursuant to Section 9.02 hereof, the aggregate outstanding principal balance of the Swingline Loans, together with all unpaid accrued interest thereon, shall be due and payable in full on the Swingline Termination Date. Pending such maturity, accrued interest on the Swingline Loans shall be payable to the Swingline Lender in arrears on the first (1st) day of each calendar month, commencing with the month following the month in which such Lender's initial Swingline Loan is made, and continuing to be due on the first (1st) day of each month thereafter.

                       SECTION 3.03. EXCESS SWINGLINE LOANS. If at any time the aggregate outstanding principal amount of all of the Swingline Loans shall exceed the amount of the Swingline Loan Limit then in effect, the Borrower shall immediately upon receipt of notice thereof from the Agent or any Lender, or immediately upon the Borrower's acquiring actual knowledge thereof, prepay the Swingline Loans to the extent necessary to eliminate such excess.

                       SECTION 3.04. REFINANCINGS OF SWINGLINE LOANS. If and to the extent that any Swingline Loan made in accordance with the terms hereof is not repaid when due, or if requested by the Swingline Lender upon the occurrence of any Event of Default (which request shall be deemed made upon the occurrence of any Event of Default described in Section 9.01(ii) or (iii) hereof), and notwithstanding any other provisions of this Agreement to the contrary, there shall occur a deemed request by the Borrower for the disbursement by all of the Lenders of Revolving Loans (according to each Lender's respective Pro Rata Share thereof determined prior to any termination of the Revolving Loan Commitments pursuant to Section 9.02 hereof) equal to the aggregate principal balance of the Swingline Loans then outstanding, and each Lender shall pay to the Swingline Lender, upon written request therefor by and for the account of the Swingline Lender, an amount equal to the principal amount of the then-outstanding Swingline Loans multiplied by such Lender's Pro Rata Share (determined as provided above), which amount shall be considered an
outstanding Revolving Loan made by such Lender (including                  )
to Borrower. If such request is made on any Business Day by the Swingline Lender by 11:00 a.m. (Eastern Time) on such day, each Lender's payment thereof shall be made to the Swingline Lender in immediately available funds by 1:00 p.m. (Eastern Time) on the same Business Day (but if such request is made after 11:00 a.m., Eastern Time, on such Business Day, then each Lender's payment thereof shall be made to the Swingline Lender in immediately available funds by 10:00 a.m., Eastern Time, on the immediately following Business Day), and if such payment is not in fact made available to the Swingline Lender by any Lender by such deadline, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon until so received at the Federal Funds Rate. Each Lender (other than the Swingline Lender) hereby irrevocably agrees to make its Pro Rata Share of the aforesaid Revolving Loans, in the manner specified in this paragraph, notwithstanding that the amount of such Revolving Loans may not satisfy any minimum borrowing requirement specified elsewhere in this Agreement, or that all of the conditions specified in Section 5.02 hereof have not been satisfied or shall not exist at such time, or that a Default or Event of Default then exists, or that on the date of such Revolving Loans the Revolving Loan Commitments have terminated or that the Borrower is otherwise not entitled to obtain any Revolving Loans hereunder; provided, however, that under no circumstances shall any Lender be obligated to make any Revolving Loans under this Section 3.04 if after giving effect thereto, the aggregate outstanding principal balance of the Revolving Loans made by such Lender would exceed the amount of its Revolving Loan Commitment (as determined prior to any termination thereof under Section 9.02 hereof).

                       SECTION 3.05. PURCHASE AND SALE OF PARTICIPATION INTERESTS IN SWINGLINE LOANS. In the event that any Lender is prevented from making a Revolving Loan required to be made under Section 3.04 above on the date otherwise required under such Section (including, without limitation, as a result of the commencement of any proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then such Lender shall forthwith purchase (as of the date such Revolving Loan would otherwise be required to be made, but adjusted for any payments received by the Swingline Lender from or on behalf of the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participation interest in the outstanding Swingline Loans as shall be necessary to cause such Lender to share in such Swingline Loans ratably based upon its Pro Rata Share (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to Section 9.02 hereof); provided, however, that (i) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the Revolving Loans to refinance the same are requested in writing by the Swingline Lender under Section 3.04 above, (ii) at the time any purchase of any participation interest pursuant to this Section is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of the participation interest purchased for each day from and including the day upon which such Revolving Loans would otherwise have been made as requested in writing by the Swingline Lender under Section 3.04 above to but excluding the date of payment for such participation interest, at a rate per annum equal to the Federal Funds Rate, and (iii) under no circumstances shall any Lender be obligated to purchase from the Swingline Lender participation interests under this Section 3.05 if after giving effect thereto, the aggregate outstanding principal balance of (a) the Revolving Loans made by such Lender plus (b) the participation interests purchased by such Lender from the Swingline Lender hereunder exceed the amount of such Lender's Revolving Loan Commitment (as determined prior to any termination thereof under Section
9.02 hereof).

                                 ARTICLE IV.

                             GENERAL CREDIT TERMS

                       SECTION 4.01. CREDIT EXPIRATION DATE; EXTENSIONS. Each Lender's obligation hereunder to make any Loans shall expire on the Credit Expiration Date. If requested to do so by the Borrower, all of the Lenders may, in their sole discretion (which must be exercised unanimously pursuant to Section 11.08(a)(iv) hereof), grant one or more successive extensions of the Credit Expiration Date, and, in the event any such extension is requested by Borrower and granted by the Lenders, the Agent shall issue to the Borrower and each of the Lenders a written notification of such extension (any Lender's failure to respond affirmatively to any such extension request shall be considered to be a denial thereof). Notwithstanding anything herein or in any other Credit Documents to the contrary, each Lender may grant or withhold its consent to any requested extension of the Credit Expiration Date in its sole and absolute discretion and none of the Lenders shall be under any obligations (either express or implied) to grant any such extension.

                       SECTION 4.02.  INTEREST.

                       (a) The Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts were advanced until the respective dates such principal amounts are repaid at a rate per annum equal to the applicable rate indicated below:

                       (i) For Base Rate Advances -- the Base Rate in effect from time to time plus the Applicable Margin with respect thereto; and

                       (ii) For LIBOR Advances -- the relevant Adjusted LIBOR plus the Applicable Margin with respect thereto.

                       (b) The Borrower also agrees to pay interest in respect of all unpaid principal amounts of the Swingline Loans from the respective date such principal amounts were advanced until the respective dates such principal amounts are repaid at a rate per annum equal to the Swingline Loan Rate in effect from time to time plus the Applicable Margin with respect thereto.

                       (c) After the occurrence and during the continuation of any Event of Default, the outstanding principal balance of the Obligations (and, to the extent permitted by applicable law, all accrued interest thereon) shall bear interest at a rate per annum equal to two percentage points (2.0%) above the otherwise applicable rate under paragraph (a) above.

                       (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided, however, if a Loan is repaid on the same day it is made, one day's interest shall be paid on such Loan.

                       (e) The Agent, upon determining the Adjusted LIBOR for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the Borrower and the other Lenders thereof. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

                       SECTION 4.03.  FEES.

                       (a) In consideration of each Lender's entering into this Agreement, the Borrower shall pay to the Agent (for the account of and distribution to such Lender), in immediately available funds on the date of the initial Loans hereunder, a Facility Fee in an amount equal to one percent (1.0%) of the total amount of such Lender's initial Revolving Loan Commitment, which fee shall be non-refundable and shall be deemed fully earned upon the Agent's and the Lenders' execution and delivery of this Agreement and the making of the initial Loans hereunder.

                       (b) In consideration of the Lenders' making their respective Revolving Loan Commitments hereunder available to the Borrower, the Borrower agrees to pay to the Agent (for the account of and distribution to the Lenders in accordance with their respective Pro Rata Shares) in immediately available funds a non-refundable Commitment Fee from the date of this Agreement to the date of the Credit Expiration Date computed on the daily average unused portion of the Revolving Loan Commitments in effect during the period from which such payment is made (as such Revolving Loan Commitments may be reduced pursuant to this Agreement), at a rate per annum equal to one-half of one percent (0.50%), which Commitment Fee shall be payable by Borrower to the Agent (for the account of the Lenders as aforesaid) quarterly in arrears commencing on the first (1st) day of the first (1st) calendar quarter following the date of this Agreement and continuing to be due on the first (1st) day of each calendar quarter thereafter so long as the Revolving Loan Commitments are in effect as well as on the Credit Expiration Date. For purposes of this paragraph (b), Swingline Loans shall not constitute a usage of the Revolving Loan Commitment of the Swingline Lender or any other Lender.

                       (c) Borrower also shall pay to the Agent (for its own account) in immediately available funds a periodic Agent Fee in the amount and at the times previously agreed in writing by the Borrower with the Agent (which agreement shall survive the execution and delivery of this Agreement and the making of the Loans).

                       (d) No Facility Fee, Commitment Fee or Agent Fee payable hereunder is, or shall be deemed to be, interest or a charge for the use of money, but rather shall constitute an "other charge" within the meaning of O.C.G.A. Section 7-4-2(a)(1).

                       SECTION 4.04.  PAYMENTS, PREPAYMENTS AND COMPUTATIONS.

                       (a) Except as may be otherwise specifically provided herein, all payments by the Borrower with respect to the Loans or any other Obligations under this Agreement or any of the other Credit Documents shall be made without defense, set-off or counterclaim to the Agent not later than 11:00 a.m. (Eastern Time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds.

                       (b) Whenever any payment to be made hereunder or under any of the Notes or the other Credit Documents shall be stated to be due on a day which is not a Business Day, the due date thereof (except as otherwise set forth herein with respect to LIBOR Advances) shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                       (c) All computation of interest or fees due hereunder or under any of the other Credit Documents shall be made on the basis of a year of 360 days and the actual number of days elapsed.

                       (d) Any of the Loans may be prepaid in whole or in part at any time without premium or penalty; provided, however, that:

                       (i) Any prepayment made on any Loan shall be applied, first, to interest accrued thereon through the date thereof and then to the principal balance thereof;

                       (ii) Any prepayment of any one type of Loans shall be applied to all of the Lenders' Loans of that type in accordance with their respective pro rata shares thereof;

                       (iii) Any prepayment of the LIBOR Advances made at any one time must be in an aggregate principal amount of not less than $2,000,000 or any greater integral multiple of $500,000, and any prepayment of the Base Rate Advances made at any one time must be in an aggregate principal amount of not less than $1,000,000 or any greater integral multiple of $100,000; provided, however, that the aforesaid minimum principal prepayment requirements shall not apply to prepayments of the Swingline Loans;

                       (iv) A prepayment of a LIBOR Advance may be made without penalty by Borrower only on the last day of the Interest Period applicable thereto and, if any such prepayment is made on the day that is not the last day of the applicable Interest Period, Borrower shall pay to the Agent, for the account of the Lender who made such LIBOR Advance and upon demand if requested by such Lender, such additional compensation as may be required under Section 4.11 hereof; and

                       (v) If, at the time a Lender receives a principal prepayment on any one type of its Loans hereunder, such Lender has both Base Rate Advances and LIBOR Advances outstanding with respect to such Loans, such prepayment shall be applied as directed in writing by the Borrower, but in the absence of such direction such prepayment shall be applied, first, to prepay such Base Rate Advances and then to prepay such LIBOR Advances (with the portion allocated to LIBOR Advances to be applied to those having the Interest Periods first maturing unless otherwise directed in writing by the Borrower).

                       (e)(i) All payments to the Agent or any Lender under this Agreement, the Notes or any other Credit Document shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or any other Credit Documents or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (ii) hereof, any Taxes imposed on the overall net income of any Lender). If any Taxes are so levied or imposed on any Lender or the Agent, Borrower agrees (x) to pay to such Lender or the Agent the full amount of such Taxes and such additional amounts as may be necessary (as specified in such Lender's or the Agent's certificate, described in the last sentence of this paragraph (i), delivered to the Borrower) so that every net payment of all amounts due hereunder and under the Notes and the other Credit Documents from the Borrower, after withholding or deduction for or on account of such Taxes (including any additional sum payable under this Section), will not be less than the full amount provided for herein had no such deduction or withholding been required, (y) to make such withholding or deduction and (z) to pay the full amount deducted to the relevant government authority in accordance with applicable law. Borrower will furnish to the Agent, within thirty (30) days after the date payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrower. Borrower will indemnify and hold harmless the Agent and each of the Lenders and reimburse the Agent and each of the Lenders upon written request for the amount of any Taxes described in the first sentence of this paragraph (i) and which are so levied and imposed and paid by the Agent or such Lender and any liability (including penalties, interests and expenses) arising therefrom or with respect thereto. A certificate as to the amount of such payment by the Agent or any Lender, absent manifest error, shall be final, conclusive and binding for all purposes.

                       (ii) Borrower also shall reimburse the Agent and each Lender, upon request of the Agent or such Lender, for any Taxes imposed on the overall net income of the Agent or such Lender in respect of any amounts paid by or on behalf of Borrower to or on behalf of the Agent or such Lender pursuant to paragraph (i) of this subsection (e).

                       (iii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to the Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or a reduced rate of U.S. Federal withholding tax on interest paid by the Borrower hereunder) and to provide to the Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered forms; provided, however, that no Lender shall be required to furnish a form under this paragraph (iii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of the Borrower, shall so inform the Borrower and the Agent in writing.

                       SECTION 4.05.  COLLATERAL AND GUARANTIES.

                       (a) The Obligations shall be guaranteed by all the present and future Domestic Subsidiaries of the Borrower pursuant to the Guaranty Agreement.

                       (b) Subject to the terms and conditions of the Post Closing Requirements Agreement, the Obligations also shall be secured by all Collateral covered by the Real Estate Collateral Documents and the Security Agreements; provided, however, that so long as no Event of Default is then in existence, Borrower and its Domestic Subsidiaries shall not be required to deliver to the Agent or any Lender any instrument or chattel paper having an outstanding principal balance of less than $500,000 (other than instruments or chattel paper evidencing Intercompany Loans which shall be required to be delivered to the Agent). The Borrower and its Domestic Subsidiaries also shall execute and deliver any and all financing statements, fixture filings, notice filings and such other documents as the Agent may reasonably request from time to time in order to perfect or maintain the perfection of the Agent's Lien under such Security Documents.

                       (c) The Obligations also shall be secured pursuant to the Pledge Agreements by the perfected pledge and collateral assignment to the Agent of (i) all of the issued and outstanding shares of the capital stock of all the present and future direct or indirect Domestic Subsidiaries of the Borrower and (ii) sixty-six percent (66%) (or such lesser percentage as may be owned) of the issued and outstanding shares of the capital stock of each of the present or future direct or indirect Foreign Subsidiaries of the Borrower. In any such case, Borrower shall, or in the case of any indirect Subsidiary Borrower shall cause the direct parent company of such Domestic Subsidiary or Foreign Subsidiary to, execute and deliver a Pledge Agreement in favor of the Agent together with any and all financing statements, stock certificates, undated blank stock transfer powers and such other documents as the Agent may from time to time reasonably request in order to perfect or maintain the perfection of the Agent's Liens under such Pledge Agreement.

                       (d) Without limiting the generality of the foregoing, Borrower and each Domestic Subsidiary shall execute and deliver to the Agent the Copyright Assignments and the Trademark Security Agreements to secure the Obligations as well as such other documents as the Agent may reasonably require in order to perfect and maintain the perfection of the Agent's Liens on any and all Collateral covered thereby.

                       (e) In the event that any Person shall become a Subsidiary of Borrower after the date hereof, and if and to the extent required by the Required Lenders under Section 7.10 hereof, Borrower shall execute (or cause such other Subsidiary as may be the direct parent company of the new Subsidiary to execute) an amendment or supplement to the appropriate Pledge Agreement sufficient to subject the stock of such new or additional Subsidiary to the Lien of such Pledge Agreement, and Borrower also shall cause each new or additional Subsidiary which is a Domestic Subsidiary to execute an amendment or supplement to each of the Guaranty Agreement so as to become a Guarantor thereunder and the appropriate Security Agreement so as to subject all of its personal property to the Lien thereof as well as any and all financing statements and other documents as the Agent may reasonably request from time to time in order to perfect or maintain the perfection of the Agent's Liens thereunder.

                       (f) Borrower shall use commercially reasonable efforts to cause the lessors of the facilities of the Borrower and its Domestic Subsidiaries listed on Schedule 2 to the Post Closing Requirements Agreement, and the lessors of such comparable facilities as the Required Lenders may reasonably deem appropriate in the future for any new Domestic Subsidiary or operations hereafter acquired or established to execute Lessor Waivers and Consents in favor of the Agent. All deposit accounts of the Borrower and each of its Domestic Subsidiaries listed on Schedule 3 to the Post Closing Requirements Agreement shall be either (1) maintained after February 28, 1997 (or, with the written consent of the Required Lenders, March 31, 1997), with one or more of the following: (i) the Agent, (ii) the Swingline Lender, (iii) any other Lender, and/or (iv) any other commercial bank which (x) is not a creditor of the Borrower or any such Subsidiary (other than in connection with the relevant deposit account or accounts) and (y) has executed and delivered to the Agent a Pledged Deposit Agreement with the Agent and the appropriate Credit Party, or (2) closed on or before the applicable deadline specified above. Notwithstanding anything herein or in any other Credit Document to the contrary, Borrower's and its Domestic Subsidiaries' obligations hereunder and under the other Credit Documents to obtain any Lessor Waivers and Consents with respect to any offices or facilities leased by Borrower or any of its Domestic Subsidiaries on the date hereof or any Pledged Deposit Agreements with respect to any deposit accounts maintained by Borrower or any of its Domestic

Subsidiaries on the date hereof shall be subject to the terms and conditions of the Post-Closing Requirements Agreement.

                       (g) In the event that after the date of this Agreement the Borrower or any of its Domestic Subsidiaries acquires ownership of any additional real property (other than real property leased by it as a lessee) or any additional United States patents, registered trademarks, registered service marks, federally-registered copyrights or any applications thereof, the Borrower shall promptly give written notice of such acquisition to the Agent, and if requested by the Agent at the direction of the Required Lenders, Borrower shall execute and deliver (or cause such Subsidiary to execute and deliver) any and all Real Estate Collateral Documents or collateral assignments, security agreements, pledge agreements, financing statements, fixture filings, notice filings or other documents as the Agent may reasonably request from time to time in order for the Agent to acquire a Lien on the property so acquired by such Credit Party as additional security for the Obligations or to perfect or maintain the perfection of such Lien.

                       SECTION 4.06. CAPITAL ADEQUACY. Without limiting any other provisions of this Agreement, in the event that any Lender determines after the date hereof that the introduction or change after the date of this Agreement of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof after the date of this Agreement, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction which is introduced or changed after the date of this Agreement, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy and assuming the full utilization of such Lender's capital immediately before such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then such Lender shall promptly after its determination of such occurrence notify the Borrowers and the Agent thereof. The Borrower agrees to pay to the Agent, for the account of such Lender, as an additional fee from time to time, within ten (10) days after written notice and demand by such Lender, such amount as such Lender certifies to be the amount that will compensate it for such reduction in connection with its obligations hereunder. A certificate of such Lender claiming compensation under this Section 4.06 shall be conclusive in the absence of manifest error and shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, the Lender involved may use reasonable averaging and attribution methods.

                       SECTION 4.07. UNAVAILABILITY. If (i) any Lender determines that the making or maintenance by it of any LIBOR Advance hereunder would violate any applicable law, rule or regulation or the interpretation or application thereof (whether or not have the force of law), or (ii) any Lender determines that deposits of a type and maturity appropriate to fund interest rate options and Interest Periods hereunder are not available in the London interbank market or that

Adjusted LIBOR does not fully reflect such Lender's cost of maintaining particular interest rate options and/or Interest Periods hereunder, then the availability of the Adjusted LIBOR-based interest rate option and/or Interest Periods hereunder may be suspended by such Lender (by written notice to the Borrower and the Agent) for new Interest Periods until such time as market conditions or legal considerations permit it to be reinstated.

                       SECTION 4.08. INCREASED COSTS. If, due to either (i) the introduction of or any change (other than a change by way of imposition of or increase in reserve requirements already included in computing the Adjusted LIBOR) in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority issued after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any LIBOR Advance hereunder, then within ten (10) days after written notice and demand by such Lender, Borrower shall from time to time pay to the Agent (for the account of such Lender) additional amounts as are sufficient to compensate such Lender for such increased cost. Each such notice and demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the basis for computing the additional amount claimed by such Lender, and each such certificate shall, in the absence of manifest error, be conclusive evidence of the amount of such cost.

                       SECTION 4.09. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, from proceeds of Collateral or otherwise) on account of the Obligations owing to it (other than (i) pursuant to Section 4.03, 4.06, 4.08 or 4.16(b) hereof, (ii) payments or prepayments of principal or interest on any of the Swingline Loans received by the Swingline Lender or (iii) payments of Cash Management Services Obligations) in excess of its ratable share of payments on account of the Obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (x) the amount of such Lender's required payment to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.09 may, to the fullest extent permitted by law, exercise all of its rights of payment (including any right of set-off or banker's lien) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                       SECTION 4.10.  LOAN ACCOUNTS.

                       (a) Each Lender shall open and maintain on its books a separate loan account in the name of the Borrower and each such loan account shall show as debits thereto such Lender's Loans made to the Borrower under this Agreement and as credits thereto all payments received by such Lender and applied thereto so that the balance of the loan account of the Borrower with each Lender at all times shall reflect the principal amount of the Loans then outstanding from such Lender to the Borrower.

                       (b) The Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) the amount of each Revolving Loan made hereunder to the Borrower, (ii) the amount of any principal, interest or fees due or to become due from the Borrower on the Revolving Loans, and (iii) the amount of any sum received by the Agent hereunder in respect of any such principal, interest or fees due on the Revolving Loans and each Lender's share thereof.

                       (c) The entries made in the accounts pursuant to paragraph (a) or (b) above shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the Obligations of the Borrower therein recorded and any payments thereon, and in case of discrepancy between such accounts, in the absence of manifest error, the control account maintained by the Agent pursuant to paragraph (b) above shall be controlling with respect to Revolving Loans and the account maintained by the Swingline Lender, with respect to the Swingline Loans pursuant to paragraph (a) above shall be controlling with respect to the Swingline Loans.

                       (d) The Agent on behalf of the Lenders shall account to the Borrower (with a copy to each Lender) on a monthly basis with a statement of borrowings, charges, and payments made pursuant to this Agreement with respect to the Revolving Loans and the Revolving Loan Commitments, and each such account rendered by the Agent shall be deemed final, binding and conclusive unless the Agent is notified by the Borrower or any Lender in writing within thirty (30) days after the date the account is so rendered that the Borrower or such Lender disputes any item thereof (but any such notice by the Borrower or any Lender shall be deemed an objection only to those items specifically set forth in such notice). Failure by the Agent to render any such account shall in no way affect its or any Lender's rights hereunder or under any of the other Credit Documents.

                       (e) The Swingline Lender also shall account to the Borrower on a monthly basis with a statement of borrowings, charges and payments made pursuant to this Agreement with respect to the Swingline Loans and the Swingline Loan Limit, and each such statement rendered by the Swingline Lender shall be deemed final, binding and conclusive unless the Swingline Lender is notified by the Borrower in writing within thirty (30) days after the date the account is so rendered that the Borrower disputes any item thereof (but any such notice by the Borrower shall be deemed an objection only to those items specifically set forth in such notice). Failure by the Swingline Lender to render any such account shall in no way affect its or any other Lender's rights hereunder or under any of the other Credit Documents.

                       SECTION 4.11. FUNDING LOSSES. The Borrower shall compensate each Lender, upon its written request to the Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Advances hereunder, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of any LIBOR Advance does not occur on the date specified therefor in a Notice of Revolving Loan Borrowing or a Notice of Revolving Loan Conversion/Continuation, (ii) if any repayment (including any voluntary or mandatory prepayment) of any LIBOR Advance occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, the Borrower defaults in its obligation to repay any LIBOR Advance when due as required by the terms of this Agreement.

                       SECTION 4.12. ASSUMPTIONS CONCERNING FUNDING OF LIBOR ADVANCES. The calculation of all amounts payable to a Lender under this Agreement with respect to any LIBOR Advance shall be made as though that Lender had actually funded its relevant LIBOR Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Advance in an amount equal to the amount of the LIBOR Advance and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR Advance from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however that each Lender may fund each of its LIBOR Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts which may be payable under this Agreement.

                       SECTION 4.13. APPORTIONMENT OF PAYMENTS. All aggregate principal and interest payments in respect of Loans and all aggregate payments in respect of Facility Fees and Commitment Fees received by the Agent shall be apportioned among all outstanding Revolving Loan Commitments and Loans to which such payments relate, proportionately to the Lenders' respective Pro Rata Shares of such Revolving Loan Commitments and outstanding Loans. The Agent shall promptly distribute to each Lender at its address set forth beside its name on Annex I attached hereto or such other address as any Lender may request its share of all such payments received by the Agent.

                       SECTION 4.14. AGREEMENTS REGARDING INTEREST AND OTHER CHARGES. Pursuant to O.C.G.A. Section 7-4-2, Borrower, the Agent and the Lenders hereby agree that the only charges imposed or to be imposed by the Agent or the Lenders upon Borrower for the use of money in connection with the Loans is and will be the interest required to be paid under the provisions of Sections 2.02(b), 3.02(b) and 4.02 hereof as well as the related provisions of the Notes. In no event shall the amount of interest due and payable under this Agreement, the Notes or any of the other Credit Documents exceed the maximum rate of interest allowed by applicable law (including, without limitation, O.C.G.A. Section 7-4-18) and, in the event any such payment is made by Borrower or any other Credit Party or received by the Agent or any Lender, such excess sum shall be credited as a payment of principal. It is the express intent hereof that the Borrower not pay and the Agent and the Lenders not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law.

                       SECTION 4.15. BENEFITS TO GUARANTORS. In consideration for the execution and delivery by the Guarantors of the Guaranty Agreement and any and all other Credit Documents executed by them, the Borrower agrees to make the benefit of all Credit Events hereunder available to the Guarantors.

                       SECTION 4.16.  AMENDMENT AND RESTATEMENT; NO NOVATION.
(a) This Agreement constitutes an amendment and restatement of the 1993 Credit Agreement effective from and after the date hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not intended by the parties to be, and shall not constitute, a novation of any indebtedness or other obligations owing to the Lenders or the Agent under the 1993 Credit Agreement based on any facts or events occurring or existing prior to the execution and delivery of this Agreement. On the date hereof, the credit facilities and the terms and conditions thereof described in the 1993 Credit Agreement shall be amended and replaced by the credit facilities and the terms and conditions thereof described herein, and all loans and other obligations of the Borrower outstanding as of such date under the 1993 Credit Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein (such that all Revolving Loans and all Cash Management Loans outstanding under the 1993 Credit Agreement shall become Revolving Loans and Swingline Loans under this Agreement, respectively), without further action by any Person.

                       (b)   Borrower hereby requests that, on the date on
which all of the conditions set forth in Sections 5.01 and 5.02 hereof are
satisfied,                                   make such payments to the other
Lenders so that, after giving effect thereto, the aggregate outstanding
principal balance of each Lender's Revolving Loans (including those of         )
equals its Pro Rata Share of the aggregate outstanding principal balance of all Lenders' Revolving Loans (and such payments shall constitute Revolving Loans made hereunder by and shall constitute prepayments of the other Lenders' Base Rate Advances under the 1993 Credit Agreement). Also notwithstanding anything in this Agreement to the contrary, (i) each Lender shall hold, immediately after the effectiveness of this Agreement, LIBOR Advances having the same outstanding principal amounts and Interest Periods as were outstanding and held by such Lender under the 1993 Credit Agreement immediately prior to the effectiveness of this Agreement, (ii) thereafter, so long as such LIBOR Advances remain outstanding, each Base Rate Advance shall be made in such amounts by the Lenders so that, after giving effect thereto, the aggregate outstanding principal balance of each Lender's Revolving Loans (including its share of the aforesaid LIBOR Advances) equals its Pro Rata Share of the aggregate outstanding principal balance of all Lenders' Revolving Loans (including all of the aforesaid LIBOR Advances), and (iii) upon the repayment of each such LIBOR Advance, the Borrower shall request that the Lenders (other
than                                      ) make additional Revolving Loans,
the proceeds of which shall be paid to                                   , so
that after giving effect thereto the aggregate outstanding principal balance of each Lender's Revolving Loans (including its share of any remaining LIBOR Advances) equals it Pro Rata Share of the aggregate outstanding principal balance of all Lenders' Revolving Loans (including all remaining LIBOR Advances).

                       SECTION 4.17.  CERTAIN ASSET SALES.   Notwithstanding
anything in this Agreement or any of the other Credit Documents to the contrary, Borrower or its Subsidiaries may sell (including by way of an initial public offering) all of the stock (or all or substantially all the assets) of HRI and/or any or all of the BSG Subsidiaries without the prior written consent of any or all of the Lenders or the Agent and the Agent's Liens under the Security Documents on such Collateral (and any Collateral of such Subsidiary the stock of which is so sold) and all of such Subsidiary's obligations under the Guaranty Agreement and the other Credit Documents shall be released by the Agent if (i) the entire sale price for such transaction is payable in cash or other immediately available funds, (ii) the Net Proceeds of such sale price are applied as required under Section 2.06(b) hereof (and, pending such application, the Agent's and the Lenders' Liens shall attach thereto pursuant to the Security Documents and such proceeds shall be Collateral for the Obligations), (iii) no other Default or Event of Default then exists or will be caused by such transaction, and (iv) on the date of the closing of such sale Borrower's chief executive officer or chief financial officer executes and delivers to the Agent a properly completed certificate in the form of Exhibit H attached hereto.

                                  ARTICLE V.

                    CONDITIONS PRECEDENT TO CREDIT EVENTS

                       The respective obligations of the Agent and the Lenders to make any Loan to Borrower hereunder are subject to the satisfaction of the following conditions precedent:

                       SECTION 5.01. CONDITIONS PRECEDENT TO INITIAL CREDIT EVENT. At the time of the initial Credit Event under this Agreement, the Agent and the Initial Lenders shall have received the following (all documents to be in form and substance satisfactory to the Agent and the Initial Lenders):

                       (a)   this Agreement duly completed and executed;

                       (b)   the duly completed and executed Notes;

                       (c) the duly executed and completed Security Agreement of Borrower (together with the insurance certificates and loss payable endorsements required thereunder);

                       (d) the duly executed and completed Guaranty Agreement, Security Agreement, Intercompany Notes, Trademark Security Agreements, and Copyright Assignments of the initial Guarantors (together with the insurance certificates and loss payable endorsements required thereunder);

                       (e) the duly executed and completed Pledge Agreements covering all (or, in the case of any Foreign Subsidiary, 66% or such lesser percentage as may be owned) of the capital stock of the Initial Subsidiaries owned by the Credit Parties, together with any and all stock certificates and duly executed undated blank stock transfer powers for all of the shares covered by the Pledge Agreements;

                       (f) the Warrants for each Lender duly executed and completed by the Borrower;

                       (g) satisfactory evidence of the recording of such Uniform Commercial Code financing statements in the Office of the Clerk of the Superior Court of Cobb County, Georgia as well as written reports of examinations of the public records of Cobb County, Georgia and the Georgia Superior Court Clerks' Cooperative Authority, together with copies of all recorded Lien documents shown in such reports;

                       (h)   the favorable opinions of
                 and                    counsels for the Borrower and the
                 Initial Guarantors, in the forms of Exhibit E-1 and Exhibit E-2 attached hereto, respectively (subject to such changes therein as may be acceptable to the Agent and the Initial Lenders);

                       (i) certificates of each of the Borrower and the Initial Guarantors in substantially the forms of Exhibit F-1, and Exhibit F-2, respectively, attached hereto, duly executed and appropriately completed;

                       (j) copies of the Certificate or Articles of Incorporation of each of the Borrower and each of the Initial Guarantors (certified in each case by the Secretary of State or other appropriate official of the state of such Credit Party's incorporation), together with current good standing certificates or certificates of existence for each such Credit Party issued by the Secretary of State or other appropriate official of such Credit Party's jurisdiction of incorporation and of such other jurisdictions where such Credit Party presently is qualified to do business as a foreign corporation and which the Agent may reasonably request;

                       (k) copies of all documents and instruments, including all consents, authorizations and filings, required under any Requirement of Law or by any Contractual Obligation of Borrower or any Initial Guarantor, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be reasonably satisfactory in form and substance to the Agent and the Initial Lenders and shall be in full force and effect and all applicable waiting periods shall have expired;

                       (l) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to Agent and the Initial Lenders;

                       (m)   payment of the Facility Fee due pursuant to
                 Section 4.03(a) hereof;

                       (n) a Financial Condition Certificate duly executed and completed by Borrower in the form of Exhibit O attached hereto;

                       (o) the Post-Closing Requirements Agreement duly executed and delivered by Borrower and its Domestic Subsidiaries; and

                       (p) such other documents, certificates, approvals or filings as the Agent or any Initial Lender may reasonably request.

                       SECTION 5.02. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. At the time of (and after giving effect to) the making of any Loan under this Agreement, the following conditions shall have been satisfied or shall exist:

                       (a) there shall then exist no Default or Event of Default (and the making of such Loan shall not result in a violation of Section 2.01(e) hereof);

                       (b) all representations and warranties by Borrower or the other Credit Parties contained herein or in the other Credit Documents (other than those representations and warranties which are, by their terms, expressly limited to the date made or given) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan;

                       (c) since the date of the most recent financial statements described in Section 6.02 or received pursuant to
                 Section 7.01, and except as disclosed in (i) the report on Form 10-Q as filed by the Borrower with the SEC for its fiscal quarter ending September 30, 1996, (ii) the Borrower's October 22, 1996 press release regarding its revised third quarter 1996 financial results or (iii) any other written materials delivered by the Borrower or the Borrower's, the Agent's or
                 the Lenders' advisers (including without limitation          )
                 to all Lenders on or after August 14, 1996 and prior to the execution and delivery of this Agreement, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

                       (d) except as set forth on Schedule 6.03 attached hereto, there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which has had or reasonably could be expected to have a Material Adverse Effect or (ii) seeking to prohibit or restrict any Credit Party's ownership or operation of any material portion of its business or assets or to compel any Credit Party to dispose of or hold separate all or any material portion of its businesses or assets, which, in any case, has had or reasonably could be expected to have a Material Adverse Effect; and

                       (e) the Loan to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve any Credit Party, the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority.

                       Each request for a Loan and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of such Loan, that the conditions specified in Sections 5.01 (in the case of the initial Credit Event) and 5.02 (in the case of each Credit Event) have been satisfied.

                                 ARTICLE VI.

                        REPRESENTATIONS AND WARRANTIES

                       Borrower (as to itself and all of its Subsidiaries) represents and warrants to the Agent and the Lenders as follows:

                       SECTION 6.01.  ORGANIZATION; SUBSIDIARIES;
AUTHORIZATION; VALID AND BINDING OBLIGATIONS.

                       (a) Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. Each Subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be.

                       (b) As of the date of this Agreement, there exist no Subsidiaries other than those identified on Schedule 6.01(b) attached hereto (and Borrower hereby covenants that no other Subsidiaries will be created or acquired without (i) giving the Agent and each Lender not less than five (5) days' prior written notice of the creation of any such Subsidiary or not less than thirty (30) days' prior written notice of the acquisition of any such Subsidiary, and (ii) compliance with any requirement under Section 7.10 that such Subsidiary become an additional Credit Party).

                       (c) As of the date of this Agreement, and except as disclosed on Schedule 6.01(c) attached hereto the Borrower has no Material Subsidiaries.

                       (d) Each of the Borrower and its Subsidiaries is duly qualified as a foreign corporation or limited liability company, as the case may be, and in good standing in each jurisdiction where the ownership of property or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and Borrower has and each Subsidiary has the corporate or other power to own its respective property and to carry on its respective business as now being conducted.

                       (e) Each of the Borrower and its Subsidiaries has all requisite corporate or other power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations under such Credit Documents. The Credit Documents to which Borrower or any Subsidiary is a party have been duly authorized by all requisite corporate or other action on the part of such Credit Party and duly executed and delivered by authorized officers or other legal representatives of such Credit Party.

                       (f) Each of the Credit Documents to which Borrower or any Subsidiary is a party constitutes a valid obligation of such Credit Party, legally binding upon and enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The Borrower has reserved and shall keep available for issuance upon the exercise of the Warrants the Warrant Shares deliverable upon exercise of all Warrants from time to time outstanding. The issuance of the Warrant Shares has been duly and validly authorized and, when issued will be duly and validity issued, fully paid and nonassessable and free of preemptive rights.

                       SECTION 6.02. FINANCIAL STATEMENTS. Borrower has furnished the Agent and each Initial Lender with copies of (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income and cash flows for the twelve
(12) month period then ended, including in each case the related schedules and notes, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of November 30, 1996, and the related unaudited consolidated statements of income and cash flows for the year-to-date period then ended. The foregoing financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the dates thereof and the results of their financial condition for such periods in conformity with GAAP (subject, in the case of interim financial statements, to normal year-end adjustments). Since December 31, 1995, and except as disclosed in (x) the report on Form 10-Q as filed by the Borrower with the SEC for the Borrower's fiscal quarter ending September 30, 1996, (y) the Borrower's October 22, 1996 press release regarding its financial results for its third quarter ending September 30, 1996, or (z) any other written materials delivered by the Borrower or the Borrower's, the Agent's or the Lenders' advisers (including
without limitation              ) to all Lenders on or after August 14, 1996
and prior to the execution and delivery of this Agreement, there has been no Material Adverse Effect.

                       SECTION 6.03. ACTIONS PENDING. Except as may be disclosed on Schedule 6.03 attached hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, or any properties or rights of Borrower or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which has had or could reasonably be expected to result in any Material Adverse Effect.

                       SECTION 6.04. OUTSTANDING INDEBTEDNESS. Neither Borrower nor any of its Subsidiaries has outstanding any Indebtedness except as has been disclosed on the financial statements described in Section 6.02 above or as may be permitted by Section 8.01.

                       SECTION 6.05. TITLE TO PROPERTIES. Each of the Borrower and its Subsidiaries has good and marketable title to all of its respective properties and assets (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens granted under the Security Documents or permitted pursuant to Section
8.02. All leases necessary in any material respect for the conduct of the respective businesses of Borrower and its Subsidiaries are valid and subsisting and are in full force and effect, there has not been asserted against Borrower any claim of default and there exists no default or event or condition which, with notice or lapse of time or both, would constitute a default under such leases which claim or default has had or could reasonably be expected to have a Material Adverse Effect.

                       SECTION 6.06.  TAXES.  Except as may be disclosed on
Schedule 6.06 attached hereto, Borrower has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the Borrower, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are not due or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP as required by Section 7.06 below.

                       SECTION 6.07. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution nor delivery of this Agreement, nor fulfillment of or compliance with the terms and provisions of this Agreement, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens granted under the Credit Documents) upon any of the properties or assets of Borrower or any of its Subsidiaries pursuant to, the charter or by-laws of Borrower or any of its Subsidiaries, any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which Borrower or any of its Subsidiaries is subject. Neither Borrower nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of Borrower or such Subsidiary, any agreement (other than the Credit Documents) relating thereto or any other contract or agreement (including its Articles or Certificate of Incorporation or By-Laws) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of Borrower of the type to be created under this Agreement or evidenced by the Notes.

                       SECTION 6.08.  ERISA.  Except as disclosed on Schedule
6.08 attached hereto:

                       (a) None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

                       (b) Each Plan maintained by the Consolidated Companies has at all times been maintained, by its terms and in its operation, in compliance with all applicable laws, and the

Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 6.08 (taken as a whole), has had or could reasonably be expected to have a Material Adverse Effect;

                       (c) The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Title I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section
6.08 (taken as a whole), has had or could reasonably be expected to have a Material Adverse Effect; and

                       (d) The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law, and (ii) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) has had or could reasonably be expected to have a Material Adverse Effect, and no Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 6.08 (taken as a whole), has had or could reasonably be expected to have a Material Adverse Effect if such amount were then due and payable, and the Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 6.08 (taken as a whole), have had or could reasonably be expected to have a Material Adverse Effect if in such amounts were then due and payable.

                       SECTION 6.09. GOVERNMENTAL CONSENT. Except for (i) any recording or filing which may be required by applicable law to perfect or maintain the perfection of the Agent's Liens in the Collateral and (ii) any registration or other filings with the SEC which may be required by applicable law to permit the Borrower to comply with the Lenders' registration rights under the Warrants, no consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by any Credit Party of the Credit Documents executed by such Person or the consummation of any of the transactions contemplated by the Credit Documents.

                       SECTION 6.10. COMPLIANCE WITH LAWS AND REGULATIONS. Each of the Borrower and its Subsidiaries complies with all federal, state, local, and other laws, ordinances and other governmental rules or regulations to which any of them is subject, including without limitation, Environmental Laws and laws and regulations relating to equal employment opportunity and employee safety and Borrower will promptly comply and will cause each of its Subsidiaries promptly to comply with all such laws and regulations which may be legally imposed on Borrower or any Subsidiary in the future, except where the failure to so comply has not had or could not reasonably be expected to have a Material Adverse Effect.

                       SECTION 6.11. POSSESSION OF LICENSES, FRANCHISES, ETC. Borrower and its Subsidiaries possess all material licenses, franchises, certificates, permits and other authorizations from any governmental or regulatory authorities that are necessary in any material respect for the ownership, maintenance and operation of their respective material properties and assets, and neither Borrower nor any Subsidiary is in violation of any thereof in any material respect.

                       SECTION 6.12. INTELLECTUAL PROPERTY RIGHTS. Except as set forth on Schedule 6.12, the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights which are necessary for the operation of their respective businesses as presently conducted and, to the best of Borrower's knowledge, no product, process, method, service or other item presently sold or employed by any Consolidated Company in connection with its business infringes any patent, trademark, service mark, trade name, copyright, license or other such right owned by any other person and there is not presently pending or, to the knowledge of Borrower, threatened any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item except where such non-possession, infringement or contest has not had or could not reasonably be expected to have a Material Adverse Effect.

                       SECTION 6.13. ENVIRONMENTAL COMPLIANCE. Borrower and each of its Subsidiaries have obtained all material permits, licenses and other authorizations which are required under Environmental Laws, and Borrower and each of its Subsidiaries are in compliance in all material respects with all terms and conditions of such permits, licenses and authorizations and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws. Neither Borrower nor any of its Subsidiaries is aware of, or has received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to Borrower or any Subsidiary, may interfere with or prevent compliance or continued compliance in all material respects with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or, threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste. Except as set forth on Schedule 6.03 attached hereto, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand proceeding pending or, to the knowledge of the Borrower, threatened against Borrower or any Subsidiary relating in any way to Environmental Laws that has had, and that could reasonably be expected to have, a Material Adverse Effect.

                       SECTION 6.14. SOLVENCY. After giving effect to the transactions contemplated by the Credit Documents, (i) the assets of each of Borrower and its Material Subsidiaries, at a fair valuation, will exceed its debts, (ii) each such Credit Party's capital will not be unreasonably small to conduct its business, (iii) no such Credit Party will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature, and (iv) the then-current fair salable value of each such Credit Party's assets will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured.
For purposes of this Section, "debt" means any liability on a claim, and "claim" means (x) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. For purposes of this Section 6.14, the Borrower may assume that the Loans will be refinanced on the Credit Expiration Date.

                       SECTION 6.15. MARGIN REGULATIONS AND INVESTMENT COMPANY ACT, ETC. No part of the proceeds of any Loan will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations. No Credit Party is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, to guarantee such indebtedness or to pledge any of its assets to secure such indebtedness, as contemplated by this Agreement or by any other Credit Document.

                       SECTION 6.16. LABOR MATTERS. Neither Borrower nor any Subsidiary of Borrower has experienced any strike, labor dispute, slow down or work stoppage due to labor disagreements, and, to the best knowledge of Borrower, there is no strike, dispute, slow down or work stoppage threatened against Borrower or any Subsidiary. Except as set forth on Schedule 6.03 attached hereto, there are no claims or lawsuits which have been asserted or instituted against Borrower on the basis that it did not perform in respect of any undertakings made towards its employees or their representatives and no basis for such claim or lawsuits exists except for such claims or lawsuits that have not had, and could not reasonably be expected to have, a Material Adverse Effect. Borrower has acted in all material respects in accordance with any agreements entered into with representatives of its employees relating to their relations with and obligations towards their employees.

                       SECTION 6.17. BROKERS. There are and will be no claims against the Agent or any Lender for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

                       SECTION 6.18. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to the Agent or any Lender by or on behalf of Borrower or any other Credit Party in connection herewith contains, in light of the circumstances under which furnished, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not materially misleading. There is no fact peculiar to Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Agent or any Lender by or on behalf of Borrower in connection with the transactions contemplated hereby.

                       SECTION 6.19. NO BURDENSOME RESTRICTIONS. None of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has resulted in or could reasonably be expected to result in any Material Adverse Effect.

                       SECTION 6.20.  PAYMENT AND DIVIDEND RESTRICTIONS.
Except as set forth on Schedule 6.20 attached hereto, or as provided in Section
8.05 hereof, none of the Consolidated Companies is a party to or subject to any agreement or understanding restricting or limiting the payment of dividends or other distributions by any such Consolidated Company.

                       SECTION 6.21. INSURANCE. Each of Borrower and its Subsidiaries maintains insurance with respect to its respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies engaged in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. Each of Borrower and its Subsidiaries has paid all insurance premiums due and owing with respect to such insurance policies and coverages and such policies and coverages, are in full force and effect.

                       SECTION 6.22.  REVISIONS OR UPDATES OF SCHEDULES.
Should any of the information or disclosures provided on any of the Schedules attached hereto become incorrect in any material respect, the Borrower shall provide promptly to the Agent and the Lenders in writing such revisions to such Schedule as may be necessary to correct same, provided that no Schedule shall be deemed to have been amended, modified or superseded by any such correction, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders in their sole and absolute discretion shall have accepted in writing such revisions to such Schedule.

                                 ARTICLE VII.

                            AFFIRMATIVE COVENANTS

                       For so long as this Agreement is in effect, and unless the Required Lenders expressly consent in writing to the contrary, Borrower hereby expressly covenants and agrees (for itself and its Subsidiaries) that:

                       SECTION 7.01. FINANCIAL STATEMENTS AND NOTICES. Borrower shall promptly deliver to the Agent and each Lender:

                       (a) within thirty (30) days after the end of each month, commencing with the month of December, 1996 (but the financial statements for the month of December, 1996, shall not be due until February 14, 1997), consolidated and consolidating statements of income and statements of cash flows of Borrower and its Subsidiaries for such period and for the period from the beginning of such fiscal year to the end of such period, and consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such period, setting forth in the case of each monthly statement in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP (subject to changes resulting from normal year-end adjustments) but not audited and accompanied by accounts receivable aging schedules for Borrower and each Subsidiary in form and substance satisfactory to the Required Lenders which schedules shall segregate such information for Borrower and each Subsidiary and shall show the aggregate dollar value of the accounts receivable for each such Person and the age of individual items thereof as of the last day of the relevant fiscal month;

                       (b) within forty-five (45) days after the end of each fiscal quarter of Borrower, consolidated and consolidating statements of income and statements of cash flows of Borrower and its Subsidiaries for such period and for the period from the beginning of such fiscal year to the end of such period, and consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such period, setting forth in the case of each quarterly statement in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP (subject to changes resulting from normal year-end adjustments), but not audited, and accompanied by (i) schedules (in form and substance reasonably satisfactory to the Required Lenders) of the Capitalized Lease Obligations, the Intercompany Loans and all other Indebtedness for borrowed money of each of the Borrower and its Subsidiaries outstanding as of the end of such quarter, (ii) a schedule (in form and substance reasonably satisfactory to the Required Lenders) of all equipment or other fixed assets purchased as well as all other capital expenditures made during such quarter by the Borrower and any of its Subsidiaries, and (iii) a duly completed and executed Compliance Certificate dated as of the date of the delivery of such financial statements;

                       (c) within ninety (90) days after the end of each fiscal year of Borrower, consolidated and consolidating statements of income and statements of cash flows of Borrower and its Subsidiaries for such year, and consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail, prepared in accordance with GAAP and reasonably satisfactory in scope to the Required Lenders and audited in accordance with generally accepted auditing standards and certified to Borrower by independent public accountants of recognized standing selected by Borrower and reasonably acceptable to the Required Lenders whose certificate shall be unqualified, which financial statements shall be accompanied by (i) a schedule (in form and substance reasonably satisfactory to the Required Lenders) of the Capitalized Lease Obligations, the Intercompany Loans and all other Indebtedness for borrowed money of each of the Borrower and its Subsidiaries outstanding as of the last day of such fiscal year, and (ii) a duly completed and executed Compliance Certificate dated as of the date of the delivery of such financial statements;

                       (d) promptly upon receipt thereof, a copy of each other report submitted to the Borrower or any Subsidiary by its independent public accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary (including, without limitation any management report prepared in connection with such accountants' annual audit of the Borrower and its Subsidiaries);

                       (e) within twenty (20) days after delivery of each of the quarterly and annual financial statements described in paragraphs (b) and (c) above, Borrower also shall deliver to each of the Lender and the Agent a management report describing the operations and financial condition of the Borrower and its Subsidiaries as of and for the quarter or year then ended, which report shall include comparisons between the current period and the comparable period of the preceding fiscal year;

                       (f) not less than thirty (30) days after the beginning of each fiscal year of Borrower, Borrower also shall provide each of the Lenders and the Agent with a copy of the Borrower's business plan for that fiscal year which shall include month-by-month projections for each of the Borrower and its Subsidiaries separately and for the Borrower on a consolidated basis;

                       (g) prior to the closing of any Acquisition which requires the Required Lenders' consent under Section 8.03 or
                 8.06 hereof or for which the proceeds of any Loan will be used to pay all or any part of the purchase price thereof,

                 Borrower will provide each of the Lenders and the Agent with a copy of the term sheet, letter of intent and executive summary of Borrower's "due diligence" findings for such Acquisition, and to the extent that other relevant information regarding any such Acquisition is prepared and distributed by Borrower to its Board of Directors or any committee thereof, a copy of such other information will be sent by Borrower to the Agent and the Lenders at the time it is so made available to Borrower's Board of Directors or any committee thereof;

                       (h) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders, if any, and copies of all registration statements and all reports which it files with the SEC (or any governmental body or agency succeeding to the functions of the SEC);

                       (i) promptly upon obtaining knowledge of any Default or Event of Default, an Officer's Certificate specifying the nature and period of existence thereof and what action Borrower proposes to take with respect thereto;

                       (j) immediately upon becoming aware that the holder of any evidence of indebtedness or any security of Borrower or any Subsidiary has given notice or taken any other action with respect to a claimed default or event of default with respect to such indebtedness or security or event which, with the giving of notice or passage of time, or both, would constitute a default with respect to such indebtedness or security, an Officer's Certificate specifying the notice given or action taken by such holder and the nature of the claimed default or event and what action Borrower or the Subsidiary is taking or proposes to take with respect thereto;

                       (k) promptly after learning thereof, any (i) notice that Borrower or any Subsidiary is not in compliance in all material respects with all terms and conditions of any permit, license or authorization which is required under Environmental Laws, or that Borrower or any Subsidiary is not in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws; (ii) notice of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to Borrower or any Subsidiary, may materially interfere with or prevent compliance in all material respects or continued compliance in all material respects with any applicable Environmental Laws; and (iii) notice or claim of any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower or any Subsidiary relating in any way to any applicable Environmental Laws;

                       (l) promptly after (i) the occurrence thereof, notice of the institution by any Person of any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency, or official, against Borrower, any Subsidiary, or any material property of any of them, in which the amount in controversy is stated to be more than $1,000,000 individually or in the aggregate or, where no amount in controversy is stated, which might, if adversely determined, have a Material Adverse Effect or (ii) the receipt of actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, each such notice under this subsection to specify, if known, the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit, proceeding, investigation or arbitration, and any other significant features of the claim;

                       (m)(i) promptly after the occurrence thereof with
                 respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (x) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (y) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Code, where any such taxes, penalties or liabilities exceed or could exceed $250,000 in the aggregate;

                       (ii) promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or under
                 Section 401(a)(29) or 412 of the Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

                       (iii) promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Code;

                       (iv) promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the United States Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA; and

                       (v) upon the request of the Agent, (x) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from IRS, PBGC or DOL, (y) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (z) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

                       (n) in the event David E. McDowell no longer serves as chief executive officer or chairman of the Board of Directors of Borrower, the Borrower shall give the Agent and each Lender at least seven (7) Business Days prior written notice of the appointment of his permanent successor, describing such successor's qualifications for the position in sufficient detail to enable the Required Lenders to determine whether the successor is qualified or otherwise reasonably acceptable to them in accordance with Section 9.01(xiv) hereof;

                       (o) promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Laws described in Section 6.19,
                 (ii) any failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary for the normal conduct of its business which failure has had or could reasonably be expected to have a Material Adverse Effect, or (iii) any strike, labor dispute, slow down, or work stoppage as described in Section 6.16 hereof which has had or could reasonably be expected to have a Material Adverse Effect;

                       (p) within thirty (30) days after the formation or acquisition of any Subsidiary not already listed on Schedule 6.01(c), or any other event resulting in the creation of any such new Subsidiary, notice of the formation or acquisition of such Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Agent may request with respect thereto;

                       (q) not less than thirty (30) days prior written notice of any proposed Material Subsidiary Asset Sale, together with a written accounting on the date of the closing of each Material Subsidiary Asset Sale of the Net Proceeds thereof;

                       (r) within ten (10) Business Days after the end of each fiscal quarter of Borrower, a written accounting of any and all Other Asset Sales made during such quarter;

                       (s) promptly upon the occurrence thereof, notice of the transfer of any assets from any Credit Party to any other Consolidated Company that is not a Credit Party (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business (other than the Intercompany Loans), where the Asset Value of such Assets is greater than $50,000;

                       (t) on the last Business Day of each calendar week, commencing with the calendar week in which the date of this Agreement occurs, cash flow projections for the following two-week period and a written comparison of each prior period's projections to actual results in the form previously submitted by Borrower to the Lenders; provided, however, that as soon as available and in any event commencing on the calendar week beginning March 31, 1997 such cash flow projections shall be given for the following thirteen-week period;

                       (u) within thirty (30) days after the end of each month, commencing with the month of February, 1997, a full reconcilement of cash spent by Borrower and its Subsidiaries, during such period and for the period from the beginning of such fiscal year to the end of such month, with respect to reserves relating to prior restructuring charges (including charges relating to Capitalized Lease Obligations and other written-off equipment), which reconcilement shall be in such detail as is reasonably satisfactory to the Lenders, and in the event Borrower fails to deliver such reconcilement for any month, the Lenders may cause their own financial analyst
                 (                      or such other financial analyst as may
                 be selected by the Lenders for such purpose) to prepare the same at the Borrower's expense; and

                       (v) with reasonable promptness, such other information relating to the operations, management, business and financial condition of Borrower or its Subsidiaries or any Plan, as the Agent or any Lender may reasonably request in writing from time to time.

                       SECTION 7.02.  INSPECTION OF PROPERTY.

                       (a) Borrower will permit any Person designated by the Agent or any Lender in writing to visit and inspect any of the properties of Borrower and its Material Subsidiaries, to examine the corporate books and records of Borrower and its Material Subsidiaries and such other documents as the Agent or any Lender may reasonably request and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of any of such corporations with the officers of Borrower and Borrower's Material Subsidiaries and with Borrower's independent public accountants, all at such reasonable times and as often as the Agent or such Lender may reasonably request; provided, however, that if no Default or Event of Default has occurred and is then continuing, the Agent or such Lender (as the case may be) shall be required to provide Borrower's chief financial officer (with a copy to Borrower's general counsel) with not less than five (5) days' prior written notice of its intent to make or require such a visit, inspection, examination or discussion.

                       (b) Borrower also shall provide the Lenders and the Agent with reasonable access to Borrower's investment bankers for updates (which may be provided by telephonic conference calls) at reasonable intervals on the status of any proposed Material Subsidiary Asset Sales.

                       SECTION 7.03. BOOKS AND RECORDS. Borrower shall, and shall cause each Material Subsidiary to, keep its books, records and accounts in accordance with GAAP and practices applied on a basis consistent with preceding years. Without limiting the generality of the immediately preceding sentence, Borrower shall, and shall cause each Subsidiary to, keep complete and accurate books and records for the Intercompany Loans. On the date of this Agreement, Borrower shall cause all Intercompany Loans which may be then outstanding to be evidenced by promissory notes from the borrowers thereof to the lender or lenders thereof in the form and substance satisfactory to the Required Lenders, and Borrower shall cause all such promissory notes to be delivered to the Agent on or before the date hereof as collateral security for the Obligations pursuant to the Security Agreements.

                       SECTION 7.04. MAINTENANCE OF INSURANCE. Borrower shall maintain and cause each Subsidiary to maintain, with financially sound and responsible insurers reasonably acceptable to the Required Lenders, insurance with respect to its properties and business against such casualties and contingencies (including worker's compensation and public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses. From time to time, upon written request by the Agent at reasonable intervals, Borrower will deliver an Officer's Certificate specifying the details of such insurance in effect.

                       SECTION 7.05. MAINTENANCE OF CORPORATE EXISTENCE, PROPERTIES, FRANCHISES, ETC. Except to the extent otherwise permitted hereby, Borrower and each Subsidiary will do or cause or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the corporate existence of Borrower and its Subsidiaries and the patents, trademarks, service marks, trade names, service names, copyrights, licenses, permits, franchises and other rights, including distributorship and franchise agreements, that continue to be useful in some material respect to the business of Borrower or such Subsidiary, and at all times maintain, preserve and protect all patents, trademarks, service marks, trade names, service names, copyrights, licenses, permits, franchises and other rights, including distributorship and franchise agreements, that continue to be useful in some material respect to the business of Borrower or such Subsidiary, and preserve all the remainder of its property useful in the conduct of its business and keep the same in good repair, working order and condition (ordinary wear and tear excepted), and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                       SECTION 7.06. PAYMENT OF TAXES AND CLAIMS. Borrower and each Subsidiary will pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed or upon any part thereof, before the same shall become in default as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Lien or charge upon such properties or any part thereof, provided that Borrower and its Subsidiaries shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be timely contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made before any property of Borrower or any Subsidiary shall be seized or sold in satisfaction thereof.

                       SECTION 7.07. TYPE OF BUSINESS. Borrower will remain, and shall cause each of its Subsidiaries to remain, substantially in the business of providing business management services to physicians, hospitals and other healthcare providers or organizations or in such other types of business which are reasonably related or incidental thereto.

                       SECTION 7.08. COMPLIANCE WITH LAWS, ETC. Borrower shall comply, and cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law and Contractual Obligations applicable to or binding on any of them, except where the failure to so comply would not have a Material Adverse Effect.

                       SECTION 7.09. FINANCIAL COVENANTS. Borrower shall comply with the following financial covenants:

                       (a) Minimum Consolidated EBITDA. Borrower's Consolidated EBITDA for each period shown below shall be not less than the amount shown below for such period under the heading "Covenant Amount"; provided, however, that in the event that a Material Subsidiary Asset Sale of HRI and/or all of the BSG Subsidiaries occurs during or prior to any period shown below, the amount of the Minimum Consolidated EBITDA required hereunder for such period shall be reduced by the amount shown below for such period under the heading "HRI" in the case of a Material Subsidiary Asset Sale of HRI and/or "BSG" in the case of a Material Subsidiary Asset Sale of all of the BSG Subsidiaries:

                 ----------------------------------------------------------------------------
                                               Covenant
                  Period                        Amount           HRI             BSG
                 ----------------------------------------------------------------------------
                  Two (2) fiscal quarters      $ 30,000,000      $ 5,365,000     $ 6,242,000
                  ending June 30, 1997
                 ----------------------------------------------------------------------------
                  Three (3) fiscal quarters    $ 55,500,000      $ 8,813,000     $10,657,000
                  ending September 30, 1997
                 ----------------------------------------------------------------------------
                  Four (4) fiscal quarters     $ 87,000,000      $12,955,000     $16,804,000
                  ending December 31, 1997
                 ----------------------------------------------------------------------------
                  Four (4) fiscal quarters     $102,500,000      $16,401,000     $23,335,000
                  ending March 31, 1998
                 ----------------------------------------------------------------------------

                       (b) Minimum Consolidated Net Worth. Borrower's Consolidated Net Worth as of the end of each fiscal quarter ending on or after June 30, 1997 shall not be less than the sum of (i) its Consolidated Net Worth as of the end of its fiscal year ending December 31, 1996 less (ii) $12,000,000 plus
                 (iii) 100% of its cumulative positive Consolidated Net Income after taxes for each fiscal quarter ending on or after June 30, 1997, less (iv) any amortization of any original issue discount arising as a result of the Warrants or any shares of Borrower's stock issued thereunder.

                       (c) Maximum Funded Debt Ratio. Borrower's Funded Debt Ratio for each period shown below shall not exceed the ratio shown below for such period:

                             Fiscal quarter ending June 30, 1997 -        5.0:1.0
                             Fiscal quarter ending September 30, 1997 -   3.4:1.0
                             Fiscal quarter ending December 31, 1997 -    2.8:1.0
                             Fiscal quarter ending March 31, 1998 -       2.2:1.0

                       (d) Minimum Fixed Charge Coverage Ratio. Borrower's Fixed Charge Coverage Ratio for each period shown below shall be not less than the ratio shown below for such period:

                             Fiscal quarter ending June 30, 1997 -        0.85:1.0
                             Fiscal quarter ending September 30, 1997 -   1.05:1.0
                             Fiscal quarter ending December 31, 1997 -    1.20:1.0
                             Fiscal quarter ending March 31, 1998 -       1.45:1.0

                    (e) Maximum Capital Expenditures. Borrower's Capital Expenditures for each fiscal quarter shown below shall not exceed the amount shown below for such period (but any unused capacity in one quarter in any one fiscal year may be carried forward to future quarters in such fiscal year):

                          Fiscal quarter ending March 31, 1997 -          $12,000,000
                          Fiscal quarter ending June 30, 1997 -           $12,000,000
                          Fiscal quarter ending September 30, 1997 -      $ 8,000,000
                          Fiscal quarter ending December 31, 1997 -       $ 8,000,000
                          Fiscal quarter ending March 31, 1998 -          $11,000,000

                       SECTION 7.10. ADDITIONAL CREDIT PARTIES. Promptly after (a) any Person not listed on Schedule 6.01(b) becomes a Subsidiary after the date hereof, or (b) the domestication of any Foreign Subsidiary as a Domestic Subsidiary, Borrower shall execute and deliver, or cause to be executed and delivered, (i) a supplement to the appropriate Pledge Agreement from the direct parent company of such Subsidiary in substantially the same form of Schedule 2 to such Pledge Agreement with respect to all capital stock of such Subsidiary (but such pledge shall be limited to sixty-six percent (66%) of such stock (or such lesser percentage as may be owned) if such Subsidiary is a non-domesticated Foreign Subsidiary), (ii) a supplement to the Guaranty Agreement from such Subsidiary (but not if it is a non-domesticated Foreign Subsidiary) in substantially the form as Schedule 1 to the Guaranty Agreement,
(iii) if required under Section 4.05 hereof, a supplement to the appropriate Security Agreement from such Subsidiary (but not if it is a non-domesticated Foreign Subsidiary) in substantially the form of Schedule 2 to such Security Agreement attached to this Agreement and (iv) if required under Section 4.05 hereof, Real Estate Collateral Documents evidencing the pledge by such Subsidiary of all of its owned real property, together with the related documents of the kind described in Sections 5.01(e), (g), (h), (j), (k), (l), and (p) of this Agreement, all in form and substance reasonably satisfactory to the Required Lenders.

                       SECTION 7.11. WARRANTS. On the date hereof, the Borrower shall issue warrants (collectively, the "Warrants") for an aggregate of two percent (2.0%) of the outstanding shares of its common stock to the Lenders (with each Lender to receive its Pro Rata Share of such Warrants), which Warrants shall vest as follows for all Lenders (with each Lender to receive its Pro Rata Share of such vested Warrants): (i) Warrants for one percent (1.0%) of the total outstanding shares of Borrower's common stock shall vest on January 1, 1998 if on such date the Revolving Loan Commitments are still in effect or any Obligations for the payment of money (other than (x) indemnity obligations which are not yet due and payable or (y) Cash Management Services Obligations) are still outstanding, and (ii) Warrants for an additional one percent (1.0%) of the total outstanding shares of Borrower's common stock shall vest on April 1, 1998 if on such date the Revolving Loan Commitments are still in effect or any Obligations for the payment of money (other than (x) indemnity obligations which are not yet due and payable or (y) Cash Management Services Obligations) are still outstanding. All Warrants shall be in the form of Exhibit J attached hereto. The Warrants shall be duly executed and registered in such name or names and in such denominations as each Lender shall have notified the Borrower and shall be deemed earned in accordance with the terms and conditions of the Warrants.

                       (b) The Borrower shall keep available for issuance upon exercise of the Warrants the Warrant Shares deliverable upon exercise of all Warrants from time to time outstanding. The Borrower will comply in all respects with its obligations under the Warrants and shall take all steps as shall be necessary to insure that the Lenders and any subsequent holders thereof receive all of the benefits which they are intended to receive thereunder.

                       SECTION 7.12. CHIEF FINANCIAL OFFICER; ADDITIONAL FINANCIAL ADVISER.

                       (a) By March 31, 1997, Borrower shall hire a chief financial officer on a permanent basis.

                       (b) If by June 30, 1997, the aggregate amount of Revolving Loan Commitments has not been reduced to $200,000,000 or less, Borrower shall, upon the written request of the Agent acting at the direction of the Required Lenders and provided that Borrower has not already independently done so, retain within fifteen (15) days after receipt of such request an additional financial adviser of recognized national standing selected by Borrower who will render customary financial advisory services to Borrower, including without limitation the reassessment of the pricing and feasibility of Borrower's planned Asset Sales.

                                ARTICLE VIII.

                              NEGATIVE COVENANTS

                       For so long as this Agreement is in effect, and unless the Required Lenders expressly consent in writing to the contrary, Borrower hereby expressly covenants and agrees (for itself and its Subsidiaries) as follows:

                       SECTION 8.01. INDEBTEDNESS. Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except

                       (a) Indebtedness evidenced by or arising under this Agreement or any of the other Credit Documents;

                       (b) Unsecured current liabilities (not resulting from any borrowing) incurred in the ordinary course of business for current purposes, not represented by a promissory note or other evidence of indebtedness;

                       (c) Indebtedness described in Schedule 8.01 attached hereto and Guaranties permitted under Section 8.11 hereof;

                       (d)   Capitalized Lease Obligations;

                       (e) Purchase Money Indebtedness (other than Capitalized Lease Obligations) which at no time exceeds in aggregate outstanding principal amount for all such

                 Indebtedness combined a sum equal to the greater of (i) $10,000,000 or (ii) ten percent (10%) of Borrower's Consolidated Net Worth as of the end of its most recently-completed monthly accounting period for which financial statements have been delivered to Borrower pursuant to Section 7.01 hereof;

                       (f) Indebtedness of the Borrower or any Subsidiary as a counterparty on Interest Rate Contracts;

                       (g) Indebtedness of the Borrower or any Subsidiary as an account party for any letter of credit issued by any financial institution if such letter of credit is issued solely as security for performance or payment by the Borrower or such Subsidiary under any contract which is not otherwise prohibited by this Agreement and which has been entered into in the ordinary course of business of the Borrower or such Subsidiary;

                       (h) Any Subordinated Debt incurred by the Borrower or any Subsidiary in amounts and on other terms and conditions which are satisfactory in all respects to the Required Lenders;

                       (i)   Intercompany Loans to the extent permitted under
                 Section 8.06 hereof; and

                       (j) Renewals or extensions of any Indebtedness described in paragraphs (c), (d), (e), (f), (g), (h) or (i) above provided that the principal amount thereof is not increased beyond any applicable limit set forth above.

                       SECTION 8.02. LIENS. Borrower will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except

                       (a) Liens for taxes (including ad valorem taxes), assessments or other governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Borrower or its Subsidiaries, as the case may be, in accordance with GAAP;

                       (b) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Borrower or its Subsidiaries, as the case may be, in accordance with GAAP;

                       (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or obligations or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, provided that such Liens were not incurred in connection with the borrowing of money or the obtaining of advances;

                       (d) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted under Section 8.01 above;

                       (e) Zoning ordinances, easements, licenses, restrictions on the use of real property and minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of Borrower or any Subsidiary or the value of such property;

                       (f) Inchoate liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect;

                       (g) Rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of Borrower or any Subsidiary, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by Borrower or any Subsidiary; and

                       (h) Liens created under the Security Documents or identified in Schedule 8.02 attached hereto and made a part hereof by reference.

                       SECTION 8.03. MERGER AND SALE OF ASSETS. Borrower will not, and will not permit any Subsidiary to, merge, consolidate or exchange shares with any other corporation, or sell, lease or transfer or otherwise dispose of all or substantially all of its assets (or any of its business divisions) to any Person, other than sales, leases, transfers or other dispositions of inventory or obsolete or unnecessary equipment in the ordinary course of business, except

                       (a) any Subsidiary may merge or consolidate with Borrower (provided that Borrower shall be the surviving corporation therefrom) or with any one or more other wholly-owned Subsidiaries;

                       (b) any Subsidiary may sell, lease, transfer or otherwise dispose of all or any substantial part of its assets to Borrower or another wholly-owned Subsidiary;

                       (c) the Other Asset Sales described on Schedule 8.03 attached hereto provided that the Net Proceeds thereof are applied in accordance with Section 2.06 hereof; and

                       (d) all of the stock (or all or substantially of the assets) of HRI and/or any or all of the BSG Subsidiaries may be sold if and to the extent permitted by Section 4.17 hereof.

                       SECTION 8.04. ERISA MATTERS. Borrower shall not, nor permit any Subsidiary to, take or fail to take any action with respect to any Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plan which is subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Required Lenders, where such actions or failures could result in a Material Adverse Effect.

                       SECTION 8.05. DIVIDENDS, ETC. Borrower shall not declare or pay any cash dividend on its capital stock or make any cash payment to purchase, redeem, retire, or acquire any of its Subordinated Debt or capital stock or any option, warrant or other right to acquire such Subordinated Debt or capital stock.

                       SECTION 8.06. INVESTMENTS, ACQUISITIONS, ETC. Borrower shall not, and shall not permit any Subsidiary to, make or have outstanding any loan or advance to, or own, purchase or acquire any stock, obligations (other than accounts receivable generated in the ordinary course of business) or securities of, or any interest in, or make any capital contribution to, or acquire all or substantially all of the assets of or any business division of, any other Person, except that the Borrower and any Subsidiary may: (i) acquire and own stock, obligations or securities received in settlement of debt created in the ordinary course of business which is owing to the Borrower or such Subsidiary; (ii) own, purchase or acquire (A) commercial paper, banker's acceptances or certificates of deposit issued by any Lender (or its parent holding company) or by any other United States commercial bank or enter into repurchase agreements with such Lenders or banks with respect to obligations described in this clause (ii), (B) obligations of reputable issuers located in the United States which obligations have a short-term rating of A-1 or better by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., (C) obligations of the United States government or any agency thereof, and (D) obligations guaranteed by the United States government or any agency thereof, in each case such obligations described in this clause (ii) to be due within one year and one day from the date of acquisition; (iii) endorse negotiable instruments for collection or deposit in the ordinary course of business; (iv) own stock of or other equity interests in the Initial Subsidiaries and any other Subsidiary created by Borrower after the date hereof other than in connection with an Acquisition (provided that Borrower complies with all applicable requirements of Sections 6.01 and 7.10 hereof); (v) subject to the provisions of Section 2.01(b) hereof, make Intercompany Loans to or hold any obligations or securities of any of the Borrower's Subsidiaries so long as such Intercompany Loans are evidenced by an Intercompany Note executed by such Subsidiary and such Intercompany Note is delivered to the Agent as collateral security for the Obligations pursuant to the terms of the Security Agreements,
(vi) make advances in the ordinary course of such Credit Party's business to its officers and employees to cover travel, entertainment or moving expenses to be incurred by them in connection with such Credit Party's business, and (vii) in the case of MPSC only, Customer Advances so long as the aggregate outstanding principal balances of all Customer Advances at any one time does not exceed $1,000,000.

                       SECTION 8.07. SALE AND LEASE-BACK TRANSACTIONS. Borrower will not, and will not permit any Subsidiary to, enter into or permit to remain in effect any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by Borrower or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of Borrower or any Subsidiary.

                       SECTION 8.08. TRANSACTIONS WITH AFFILIATES. Borrower will not, and will not permit any Subsidiary to, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than another Consolidated Company), except upon terms not less favorable to Borrower or the Subsidiary than if the relationship of Affiliate did not exist.

                       SECTION 8.09. FISCAL YEAR CHANGE. Borrower shall not change its fiscal year.

                       SECTION 8.10. USE OF PROCEEDS. Borrower shall not use the proceeds of any of the Revolving Loans or the Swingline Loans for any purpose other than as and to the extent permitted by Sections 2.01(b) or
Section 3.01(b) hereof, respectively.

                       SECTION 8.11.  GUARANTIES.  Borrower and its
Subsidiaries shall not become or remain liable with respect to any Guaranty, except for (i) endorsements of instruments or items of payment for deposit or collection in the ordinary course of business, (ii) any Guaranty Agreements executed pursuant to this Agreement, (iii) any other Guaranties described on
Schedule 8.11 attached hereto, (iv) any Guaranties by any Consolidated Company of any Indebtedness of another Consolidated Company if such Indebtedness is permitted under Section 8.01 hereof, and (v) any Guaranties by any Consolidated Company of any Contractual Obligations of another Consolidated Company incurred in the ordinary course of the latter's business (other than Contractual Obligations which constitute Indebtedness which is not permitted to be incurred by the latter Consolidated Company under Section 8.01 hereof); provided, however, that no Subsidiary of Borrower shall enter into after the date of this Agreement any Guaranty of any Capitalized Lease Obligations of Borrower or another of its Subsidiaries to any Lender or any Affiliate of a Lender without the prior written consent of all Lenders.

                       SECTION 8.12. LIMITATION ON PAYMENT AND DIVIDEND RESTRICTIONS. Borrower shall not create or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, (ii) pay any Indebtedness owed to the Borrower or any other Consolidated Company, or (iii) transfer any of its property or assets to the Borrower or any other Consolidated Company, except any such consensual encumbrance or restriction existing under the Credit Documents, and except with respect to clause (ii) above, restrictions contained in agreements relating to Purchase Money Indebtedness and Capitalized Lease Obligations that relate solely to the assets so financed and typical non-assignment provisions contained in contracts, leases and licenses entered into by Borrower or any other Consolidated Company in the ordinary course of its business.

                       SECTION 8.13. ACTIONS UNDER CERTAIN DOCUMENTS. Borrower shall not cause or suffer to exist or become effective any modification, replacement, cancellation or rescission of any of the Subordinated Debt or any indentures, agreements or other documents evidencing or governing the same, nor shall Borrower make any payment on any of the Subordinated Debt (or redeem or purchase the same) in violation of any subordination provisions governing such Indebtedness.

                       SECTION 8.14. CERTAIN LITIGATION PAYMENTS. Borrower shall not use the proceeds of any of the Loans or the Collateral to pay more than $1,500,000 in aggregate payments to or for the account of the claimants or their counsel to settle or otherwise satisfy or resolve any of the litigation described in item 2 of Schedule 6.03 attached hereto.

                                 ARTICLE IX.

                              EVENTS OF DEFAULT

                       SECTION 9.01. EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default under this Agreement:

                       (i) failure by Borrower to pay any of the Obligations (whether principal, interest, fees or other amounts) when and as the same become due and payable (whether at maturity, on demand, or otherwise), and, in the case of any failure to pay any interest, fees or other amounts (other than the principal of the Loans) due hereunder, the continuation of such failure for ten (10) days after the due date of such payment; or

                       (ii) Borrower or any Subsidiary shall (1) apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of Borrower or any Subsidiary or of all or a substantial part of the property of Borrower or any Subsidiary, (2) admit in writing the inability of Borrower or any Subsidiary, or be generally unable, to pay the debts of Borrower or any Subsidiary as such debts become due, (3) make a general assignment for the benefit of the creditors of Borrower or any Subsidiary, (4) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against Borrower or any Subsidiary in an involuntary case under the Bankruptcy Code, or (7) take any action for the purpose of effecting any of the foregoing; or

                       (iii) a proceeding or case shall be commenced, without
                 the application of Borrower or any Subsidiary, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding-up or composition or readjustment of debts of Borrower or any Subsidiary, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower or any Subsidiary or of all or any substantial part of the assets of Borrower or any Subsidiary, or (3) similar relief in respect of Borrower or any Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue in effect, for a period of sixty (60) days from commencement of such proceeding or case or the date of such order, judgment or decree, or any order for relief against Borrower or any Subsidiary shall be entered in an involuntary case or proceeding under the Bankruptcy Code; or

                       (iv) any representation or warranty made by Borrower herein or by Borrower or any other Credit Party in any of the other Credit Documents shall be false or misleading in any material respect on the date as of which made (or deemed made); or

                       (v) any default shall occur in the performance or observance of any term, condition or provision contained in
                 Section 6.01(b), 7.01(i), 7.01(j), 7.01(l), 7.02, 7.09, 7.10
                 or Article VIII of this Agreement; or

                       (vi) any default shall occur in the performance or observance of any term, condition or provision contained in this Agreement and not referred to in clauses (i) through (v) above, which default shall continue for thirty (30) days after the earlier of the date Borrower acquires knowledge thereof or the Agent or any Lender gives Borrower written notice thereof;

                       (vii) any material provision of this Agreement or any other Credit Document shall at any time for any reason cease to be valid and binding in accordance with its terms on Borrower or any Guarantor, or the validity, enforceability, or priority thereof shall be contested by Borrower or any Guarantor, or Borrower or any Guarantor shall terminate or repudiate (or attempt to terminate or repudiate) any Credit Document executed by it; provided, however, that this paragraph (vii) shall not apply to the termination or release of any Credit Document (or the termination of the application thereof to a particular Credit Party or its assets) which results solely from a sale or other disposition of such Credit Party or its assets to the extent such sale or disposition permitted under Section 4.17 hereof or to the extent otherwise consented to by the Required Lenders (or all of the Lenders if otherwise required under Section 11.08 of this Agreement); or

                       (viii) the occurrence of an Event of Default under (and
                 after giving effect to any notice and/or cure rights expressly provided in) any of the other Credit Documents; or

                       (ix) default in the payment of principal of or interest on any other obligation of Borrower or any Subsidiary for money borrowed (or any obligation under conditional sale or other title retention agreement or any obligation secured by purchase money mortgage or deed to secure debt or any obligation under notes payable or drafts accepted representing extensions of credit or on any Capitalized Lease Obligation), or default in the performance of any other agreement, term or condition contained in any indenture or agreement under which any such obligation is created, guaranteed or secured if the effect of such default is to entitle the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity; provided that in each and every case noted above the aggregate then outstanding principal balance of the obligation involved (or all such obligations combined) must equal or exceed $1,000,000; or

                       (x) default in the payment of principal of or interest on any obligation of Borrower or any Subsidiary for money borrowed from any Lender or any Affiliate of a Lender (other than an Obligation) or on any Capitalized Lease Obligation with a Lender or any Affiliate of a Lender, or default in the performance of any other agreement, term, or condition contained in any agreement under which any such obligation is created, guaranteed or secured if the effect of such default is to entitle such Lender or Affiliate to then cause such obligation to become due prior to its stated maturity (the parties intend that a default may constitute an Event of Default under this paragraph (x) even if such default would not constitute an Event of Default under paragraph (ix) immediately above); or

                       (xi) a judgment or order for the payment of money, in excess of $1,000,000 or otherwise having a Material Adverse Effect, except to the extent fully covered by insurance meeting the requirements of Section 7.04 hereof and as to which the insurer has not denied coverage in writing shall be rendered against the Borrower or any of its Subsidiaries, and such judgment or order shall not be released, vacated, stayed or fully bonded-off within thirty (30) days after the date of its issue or entry; or

                       (xii) the acquisition after the date of this Agreement by any Person (other than a present officer of the Borrower), or by any two or more Persons acting in concert (other than the present officers of the Borrower), of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of forty percent (40%) or more of the outstanding voting stock of the Borrower; or

                       (xiii) a Plan of a Consolidated Company or a Plan
                 subject to Title IV of ERISA of any of its ERISA Affiliates:
                 (1) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or
                 Section 412 of the Code or Section 303 of ERISA; or (2) is being, or has been, terminated or is the subject of termination proceedings under applicable law or the terms of such Plan; or (3) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan,
                 Section 401 or 412 of the Code or Section 306 or 307 of ERISA; or (4) results in a liability to a Consolidated Company under applicable law, the terms of such Plan or Title IV of ERISA; and in any of the cases described in clauses (1), (2), (3) or
                 (4) above there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that has had or could reasonably be expected to have a Material Adverse Effect; or

                       (xiv) David E. McDowell shall no longer continue to
                 serve as the chairman of Borrower's Board of Directors and as Borrower's chief executive officer unless, in the event of his resignation, discharge, retirement, disappearance, disability or death, he is replaced by Borrower's Board of Directors with a chairman and chief executive officer who is reasonably acceptable to the Required Lenders; or

                       (xv) if the Borrower shall at any time own and control less than the percentage of the outstanding capital stock of any Guarantor owned or acquired by the Borrower on the date that such Person became a Guarantor hereunder unless either
                 (1) such Guarantor is dissolved or is merged into or consolidated with another Consolidated Company or (2) such Guarantor is HRI or any of the BSG Subsidiaries and the shares of such Guarantor are sold in a transaction not requiring the Required Lenders' consent under Section 4.17 hereof.

                       SECTION 9.02. REMEDIES. Upon the occurrence of an Event of Default, the Agent shall, upon the written request of the Required Lenders, exercise one or more of the following remedies:

                       (i) by written notice to Borrower, terminate the Lenders' respective remaining Revolving Loan Commitments, whereupon the Revolving Loan Commitments shall terminate immediately and any remaining accrued but unpaid Commitment Fees shall become forthwith due and payable without any other notice or demand of any kind; and

                       (ii) by written notice to Borrower, declare the principal of and any accrued interest on the Notes and all other Obligations, to be, and whereupon the same shall become, immediately due and payable, and the same shall thereupon become due and payable without further demand, presentment, protest or notice of any kind, all of which are hereby expressly waived by Borrower; and

                       (iii) exercise all or any of its rights and remedies as
                 it may otherwise have under any of the other Credit Documents or any applicable law;

provided, however, that upon the occurrence of an Event of Default specified in
Section 9.01(ii) or Section 9.01(iii) above, the result which would occur upon the giving of notice pursuant to Section 9.02(i) and (ii) shall occur automatically without the giving of any such notice. No failure or delay on the part of the Agent or the Lenders to exercise any right or remedy hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any further right or remedy hereunder or under the Credit Documents. No exercise by the Agent or the Lenders of any remedy under the other Credit Documents shall operate as a limitation on any rights or remedies of the Agent or the Lenders under this Agreement, except to the extent of moneys actually received by the Agent or the Lenders under the other Credit Documents.

                                  ARTICLE X.

                                  THE AGENT

                       SECTION 10.01.  APPOINTMENT OF AGENT.                is
hereby appointed by the Lenders to be the Agent with full power and authority to act as herein specified. Each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

                       SECTION 10.02. NATURE OF DUTIES OF AGENT. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement any fiduciary duties to any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein or therein.

                       SECTION 10.03.  LACK OF RELIANCE ON AGENT.

                       (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and the other Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Borrower and the other Credit Parties, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

                       (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Security Documents, or any other Credit Documents, or the financial condition of the Borrower or any other Credit Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Security Documents or the other Credit Documents, or the financial condition of the Borrower or any other Credit Party, or the existence or possible existence of any Default or Event of Default.

                       SECTION 10.04. CERTAIN RIGHTS OF AGENT. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, but subject to the terms of Section 11.08 hereof, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

                       Section 10.05. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                       SECTION 10.06. INDEMNIFICATION OF AGENT. To the extent that Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent, ratably according to their respective Pro Rata Shares of the Lenders' total outstanding Revolving Loan Commitments (or, if the Revolving Loan Commitments are no longer outstanding, according to their respective pro rata shares of the total outstanding Obligations), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or any of the other Credit Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suites, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

                       SECTION 10.07. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Revolving Loan Commitments under this Agreement or any of the other Credit Documents, the Loans made by it, and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", or any similar terms used herein shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                       SECTION 10.08. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent pursuant to Section 11.05 below. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or any Note issued in exchange therefor.

                       SECTION 10.09.  SUCCESSOR AGENT.

                       (a) The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, upon five days' notice to the Borrower, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then, upon five days' notice to the Borrower, the retiring Agent may, on behalf of the Borrower, appoint a successor Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000. Unless any such successor Agent is already a Lender hereunder, such Agent's long-term debt, if rated by Standard & Poor's Corporation or Moody's Investors Service, Inc., must have a rating of not less than "BBB-" or "Baa 3", respectively, at the time of its appointment, except to the extent permitted by the Borrower. Each such successor Agent must be acceptable to the Borrower; provided, however, that (i) Borrower agrees not to unreasonably withhold or delay such acceptance and (ii) Borrower shall have no such acceptance right at any time when a Default or Event of Default has occurred and is continuing.

                       (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                       SECTION 10.10.  SECURITY DOCUMENTS, NOTICE OF DEFAULTS,
ETC.

                       (a) Each Lender hereby authorizes the Agent to enter into each of the Security Documents and to take all actions contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Agent for the benefit of the Lenders and the other beneficiaries thereof upon the terms thereof. With the consent of the Required Lenders, the Agent may assign its rights and obligations as Agent under any of the Security Documents to any affiliate of the Agent or to any trustee, which assignee in each such case must assume all obligations of the Agent, and thereafter shall be entitled to all the rights of the Agent, under the applicable Security Document and all rights hereunder of the Agent with respect to the applicable Security Document.

                       (b) In each circumstance where, under any provision of any Security Document, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Security Document, the Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Agent shall send to the Lenders a written notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Lender within ten (10) Business Days after the giving of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Agent.

                       (c) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the other Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall receive such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interest of the Lenders.

                       (d) All references in this Article X or in any Security Document to any Lender shall be deemed to include, without limitation, such Lender (or any Affiliate thereof) which is the holder of any Cash Management Services Obligations.

                                 ARTICLE XI.

                                MISCELLANEOUS

                       SECTION 11.01. NOTICES. All notices, requests and other communications hereunder shall be in electronic, telephonic (confirmed in writing) or written (including telecopier or similar writing) form and shall be given to the party to whom sent, addressed to it, if directed to the Agent, to:





                                          Attn:
                                          Telecopy:


and if directed to Borrower, to:

                                          Medaphis Corporation
                                          2840 Cumberland Parkway
                                          Suite 300
                                          Atlanta, Georgia  30339
                                          Attn: Chief Financial Officer
                                          Telecopy: (770) 444-4503

with a copy to:                           Medaphis Corporation
                                          2840 Cumberland Parkway
                                          Suite 300
                                          Atlanta, Georgia  30339
                                          Attn: General Counsel
                                          Telecopy: (770) 444-4502

and if directed to any Lender, to its address as shown on Annex I attached hereto, or to such other address or telephone or telecopier number as any such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or communication shall be effective (i) if given by telecopy, when such communication is transmitted to the telecopy number herein specified, (ii) if given by mail, three (3) Business Days after such communication is deposited in the United States mail with first class postage prepaid, return receipt requested, addressed as aforesaid, (iii) if sent for overnight delivery by Federal Express or other reputable national overnight delivery service, one (1) Business Day after such communication is entrusted to such service for overnight delivery and with recipient signature required, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address of the party to whom such notice is being delivered.

                       SECTION 11.02. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent or any Lender in exercising any right or remedy hereunder and no course of dealing between any Credit Party and the Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under the Notes preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party not required hereunder or under the Note in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Lender to any other or further action in any circumstances without notice or demand.

                       SECTION 11.03.  PAYMENT OF EXPENSES; INDEMNITY.

                       (a)   Borrower shall:

                       (i)   whether or not the transactions hereby
                 contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent incurred in connection with the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent with respect thereto) of, or in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, or any refinancing, renegotiation or restructuring of, this Agreement or any other Credit Document or any instruments referred to therein or any amendment, waiver or consent relating thereto, including, without limitation, the reasonable fees and disbursements of counsel for the Agent (including further, without limitation, the allocated cost of in-house counsel) and

                       (ii) pay and hold each Lender harmless from and against any and all present and future stamp, documentary, property, ad valorem or other similar non-income taxes with respect to this Agreement, any of the Notes or any other Credit Documents, any Collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

                       (b) In addition to the other amounts payable by Borrower under this Agreement (including, without limitation, subsection (a) above), Borrower hereby agrees to pay and indemnify each of the Agent and the Lenders from and against all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, including further, without limitation, the allocated cost of in-house counsel) which the Agent or such Lender may (other than as a result of the gross negligence or willful misconduct of such Person) incur or be subjected to as a consequence, directly or indirectly, of (i) any actual or proposed use of any proceeds of the Loans or any Credit Party's entering into or performing under any Credit Document, (ii) any breach by the Borrower or any of its Subsidiaries of any warranty, term or condition in, or the occurrence of any other default under, this Agreement or any of the other Credit Documents, including without limitation all reasonable attorney's fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (iii) allegations of participation or interference by the Agent or any Lender in the management, contractual relations or other affairs of the Borrower or any Subsidiary, (iv) the Agent's or any Lender's holding any Lien on or administering any of the Collateral, (v) allegations that the Agent or any Lender has joint liability with the Borrower or any Subsidiary to any third party for any reason, or (vi) any suit, investigation or proceeding as to which the Agent or any Lender is involved as a consequence, directly or indirectly, of its execution of this Agreement or any of the other Credit Documents, the making of any Loan, the holding of any Lien on any of the Collateral or any other event or transaction contemplated by this Agreement or any of the Credit Documents.

                       (c)   Notwithstanding anything to the contrary in this
Section 11.03, (i) Borrower shall be obligated to pay, without limitation, the respective reasonable attorney's fees, adviser fees (including, without limitation, the allocated cost of in-house counsel), and other expenses of each
of            ,            , and                                relating to this
Agreement and all related transactions and (ii) Borrower shall be obligated to pay each other Lender's reasonable attorney's fees (including, without limitation, the allocated cost of in-house counsel), other adviser's fees and other expenses incurred from and after December 11, 1996 with respect to this Agreement and all related transactions; provided, however, that so long as no Default or Event of Default has occurred and is then continuing, Borrower's liability for the attorney's fees (including, without limitation, the allocated cost of in-house counsel), other adviser's fees and other expenses incurred by any Lender in any one calendar month shall not exceed $15,000.

                       SECTION 11.04.  RIGHT OF SET-OFF.

                       (a) To the fullest extent permitted by law, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without prior notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any of the Obligations of Borrower now or hereafter existing under this Agreement, or any of the other Credit Documents, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Lender shall endeavor in good faith to give prompt notice of any such set-off to the Borrower, the Agent and each other Lender as promptly as practical after such set-off has occurred.

                       (b) Each Lender agrees promptly to notify Borrower or the Agent after any set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. Subject to the provisions of subsection (a), the rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.





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                       (c)   The proceeds of any Lender's exercise of any
set-off rights as aforesaid shall be shared with the Agent and the other Lenders to the extent required under Section 4.09 above.

                       SECTION 11.05.  ASSIGNMENTS AND PARTICIPATIONS.

                       (a) No Lender may assign all or any portion of its rights and obligations under this Agreement to another Person without first obtaining the prior written consent of the Agent to the proposed assignment, and the consent of the Agent to any such assignment shall not be unreasonably withheld or delayed.

                       (b) If the Agent gives its written consent to an assignment, then the following provisions shall apply to such assignment:

                       (i) Each such assignment shall be for a fixed percentage of all or a certain portion of the rights and obligations of the assigning Lender (the "Assigning Lender") under this Agreement;

                       (ii) The amount of the Assigning Lender's Revolving Loan Commitments (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) being assigned shall be not less than $5,000,000 (or such lesser sum as may equal 100% of the Assigning Lender's Revolving Loan Commitment as in effect immediately prior to such assignment); and

                       (iii) The Assigning Lender shall pay the Agent an
                 administrative fee of $2,500 upon the occurrence of such assignment.

                       (c) From and after the Effective Date (as defined in the related Assignment and Acceptance Agreement) of each assignment,

                       (i) the assignee shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender hereunder; and

                       (ii) the Assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under this Agreement, and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an Assigning Lender's rights and obligations under this Agreement, such Assigning Lender shall cease to be a party hereto, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted be taken by it or on its behalf while it was a Lender under this Agreement.





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                       (d)   By executing and delivering an Assignment and
Acceptance Agreement, the Assigning Lender and the assignee represent and warrant to each other, the Borrower, the Agent and the other Lenders as follows:

                       (i) other than as expressly provided in such Assignment and Acceptance Agreement, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Credit Documents or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Credit Documents;

                       (ii) the Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the other Credit Parties or the performance or observance by the Borrower or the other Credit Parties of their respective obligations under this Agreement or any of the other Credit Documents;

                       (iii) the assignee has received a copy of this Agreement
                 and the Security Documents, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement;

                       (iv) such assignee will, independently and without reliance upon the Agent, the Assigning Lender or any other Lender and based on such documents and information as it shall be appropriate at the time, continue to make its own credit decision in taking or not taking any action under this Agreement or the other Credit Documents;

                       (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf hereunder and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are incidental thereto; and

                       (vi) such assignee shall perform in accordance with the terms hereof all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender, including without limitation its obligation hereunder to fund its portion of any Loans it is required to fund hereunder.

                       (e) Upon its receipt of an Assignment and Acceptance Agreement executed by an Assigning Lender and an assignee, together with the Note subject to such assignment, and provided such assignment satisfies all other requirements of this Section 11.05, the Agent shall:





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                       (i)   accept such Assignment and Acceptance Agreement;

                       (ii) give notice thereof to the Borrower and the other Lenders within five (5) days after its receipt of such notice, and the Borrower (at its own expense) shall execute and deliver to the Agent in exchange for the surrendered Note a new Note payable to the order of such assignee in an amount equal to the Revolving Loan Commitment assumed by such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained a Revolving Loan Commitment hereunder, a new Note payable to the order of the Assigning Lender in an amount equal to the Revolving Loan Commitment retained by such Assigning Lender hereunder (such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the date of the surrendered Note and shall otherwise be in substantially the form of Exhibit A-1 and Exhibit A-2 attached hereto, as appropriate, and the Note surrendered by the Assigning Lender shall be returned by the Agent to the Borrower marked "cancelled"); and

                       (iii) promptly issue to the Borrower and each of the
                 Lenders a revised Annex I to this Agreement reflecting such assignment, which revised Annex I shall supersede and replace the prior version thereof and shall be substituted by each party in lieu thereof.

                       (f) Any Lender may grant participation interests to participants of any and all of such Lender's rights or obligations under this Agreement and any other Credit Document; provided, however, that unless otherwise consented to in writing by the Agent: (i) the Agent and the Borrower shall continue to deal solely with such Lender, (ii) the participant shall not have any direct rights under this Agreement or any other Credit Document, except as provided below, and (iii) the participant's rights against such Lender with respect to its participation shall be those set forth in the agreement executed by such Lender in favor of such participant, except that no holder of a participation shall be entitled to require such Lender to take or omit to take any action under this Agreement or any other Credit Documents other than action directly affecting the principal amount of, or any payment date for interest or principal on, the Loans or any reduction in the rate of interest or fees payable with respect to the Loans or the Revolving Loan Commitments or extending the Credit Expiration Date. No participant shall have any direct rights against any Credit Party but shall only have rights derived from the Lender which granted such participant's participation interest. Each Lender shall promptly notify the Agent of each such participation interest granted by such Lender.

                       (g) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided, that no such assignment shall release such Lender from any of its obligations hereunder.

                       (h) If (i) any Taxes referred to in Section 4.04(e) have been levied or imposed so as to require withholdings or deductions by Borrower and payment by Borrower of additional amounts to any Lender as a result thereof, or (ii) any Lender shall make demand for payment of





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any material additional amounts as compensation for increased costs pursuant to
Section 4.08 or for its reduced rate of return pursuant to Section 4.06, then and in such event, upon request from Borrower delivered to such Lender and the Agent, such Lender shall assign, in accordance with and subject to the provisions of Section 11.05 hereof, all of its rights and obligations under this Agreement and the other Credit Documents to another Lender (or another Person selected by Borrower who is an Eligible Assignee acceptable to the Agent), in consideration for the payment by such assignee to such Lender of the principal of, and interest on, all outstanding Loans of such Lender accrued through the date of such assignment, and the assumption by such assignee of such Lender's Revolving Loan Commitments hereunder, together with the payment to such Lender of any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued through the date of such assignment.

                       SECTION 11.06. FURTHER ASSURANCES. Upon notice from the Agent, Borrower will, at any and all times, execute and deliver all such further documents, assignments, recordings, filings, transfers and assurances (other than Lessor Waivers and Consents) as may be reasonably necessary for the better assuring and confirming of all of the rights, revenues and other funds pledged or assigned to or mortgaged for the payment of its obligations hereunder, or intended so to be. Borrower hereby authorizes and empowers the Agent to file any financing or continuation statement or any amendments thereto with respect to any of the Collateral and the Agent's Liens therein or in accordance with the Uniform Commercial Code of the State of Georgia or any other applicable jurisdiction without the signature of Borrower.

                       SECTION 11.07. BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Required Lenders and the Lenders may not assign or transfer any of their interests hereunder except in accordance with
Section 11.05 hereof.

                       SECTION 11.08.  AMENDMENTS; EXERCISE OF DISCRETION.

                       (a) Except for any revisions of Annex I hereto made in accordance with Section 2.05, 2.06, 3.05 or 11.05 hereof, no amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by the Borrower or any other Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following: (i) waive any of the conditions specified in Section 5.01 hereof, (ii) increase the Revolving Loan Commitments of any or all of the Lenders, increase the Swingline Loan Limit or subject any or all of the Lenders to any additional obligations, (iii) reduce the principal of, or interest or fees on, any of the Loans or Revolving Loan Commitments, (iv) extend the Credit Expiration Date or the Swingline Termination Date or postpone any date fixed for payment of any principal, interest or fees due hereunder or under any of the Notes (other than the extension of the July 31, 1997 Revolving Loan Commitment reduction set forth in
Section 2.06(a) hereof to a date not later than September 30, 1997 which may be granted by the Required Lenders in





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writing in their discretion), (v) change the percentage of any of the Revolving
Loan Commitments (except to the extent permitted under Sections 2.05, 2.06,
3.05 or 11.05 hereof), (vi) change the definition of "Required Lenders" as used herein, or otherwise change the number or identity of Lenders which shall be required for the Agent or the Lenders (or any of them) to take or refrain from taking any action hereunder, (vii) except as required by Section 4.17 hereof, release any of the Credit Parties from liability for any of the Obligations or release any material portion of the Collateral, or (viii) amend this Section 11.08(a), (ix) waive or amend, or consent to any departure from, any of the provisions of Sections 2.01(c) hereof, (x) waive or amend Section 8.06's prohibition on Acquisitions or consent to any Acquisition by Borrower or any of its Subsidiaries, or (xi) waive or amend, or consent to any departure from, the provisions of Section 8.11 which prohibit any Subsidiary of Borrower from entering into after the date of this Agreement any Guaranty of any Capitalized Lease Obligations of Borrower or another of its Subsidiaries to any Lender or any Affiliate of any Lender.

                       (b) Unless otherwise specifically indicated, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Agent, the Required Lenders or any Lender, the determination of such satisfaction shall be made by the Agent, the Required Lenders or such Lender (as the case may be) in such Person's or Persons' sole and exclusive judgment.

                       (c) Notwithstanding anything in this Section 11.08 to the contrary, no amendment, waiver or consent shall affect the rights or duties of the Agent under this Agreement or any other Credit Document unless it is consented to in writing by the Agent.

                       SECTION 11.09. TIME OF ESSENCE. Time is of the essence of this Agreement and each of the other Credit Documents.

                       SECTION 11.10. GOVERNING LAW. This Agreement is intended to be performed in the State of Georgia, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Georgia.

                       SECTION 11.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                       SECTION 11.12.  EFFECTIVENESS; SURVIVAL.

                       (a) This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and the Agent shall have received the same.

                       (b) All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and





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documents, the making of the Loans hereunder, the execution and delivery of the
Notes and the exercise or expiration of the Warrants.

                       SECTION 11.13. SEVERABILITY. In case any provision in or Obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                       SECTION 11.14. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                       SECTION 11.15. HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                       SECTION 11.16. TERMINATION OF AGREEMENT. At such time as (i) none of the Lenders is obligated any longer under this Agreement (whether by the terms hereof or as a result of a release of such obligations by the Borrower) to make any further Loans, and (ii) all Obligations for the payment of money (other than (x) indemnity obligations not yet due and payable and (y) Cash Management Services Obligations) have been paid and satisfied in full, this Agreement and the other Credit Documents shall terminate and each Lender shall surrender to the Borrower any Note which such Lender then holds, and each Lender and the Agent shall promptly release, or cause to be released, all Liens granted by any Credit Party under the Credit Documents as security for any of the Obligations; provided, however, that any and all indemnity obligations of Borrower or any Subsidiary to the Agent or the Lenders arising hereunder or under any of the other Credit Documents shall survive the termination of this Agreement or such other Credit Documents.

                       SECTION 11.17. ENTIRE AGREEMENT. This Agreement and the other Credit Documents constitute the entire agreement among the Credit Parties, the Agent and the Lenders with respect to Revolving Loan Commitments, the Loans, the other Obligations and the Collateral and supersede all prior agreements, representations and understandings related to such subject matters.

                       SECTION 11.18. CONFIDENTIALITY. Unless otherwise agreed to in writing by the Borrower, the Agent and each Lender hereby agree to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any Person other than its (or its Affiliates) directors, officers, employees, agents or representatives who reasonably require such information in connection with their activities concerning this Agreement or the transactions contemplated hereby and to actual or potential Lenders, assignees and participants who are bound by similar confidentiality provisions; provided, however, that the Agent and any





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Lender may disclose Proprietary Information (a) as required by any applicable laws, rules, regulations or judicial process, (b) on a confidential basis to its attorneys, accountants and other advisors and (c) to bank regulatory authorities or other governmental authorities.

                       SECTION 11.19.  ADDITIONAL PROVISIONS.

                       (a) The Borrower hereby represents and warrants that there are no claims, causes of action, suits, debts, Liens, obligations, liabilities, demands, losses, costs or expenses (including attorney's fees) of any kind, character, or nature whatsoever, fixed or contingent, which the Borrower or any of its Subsidiaries may have or claim to have against any of the Lenders or the Agent and which arise out of or are connected with any act of commission or omission of any of the Lenders or the Agent existing or occurring prior to the execution and delivery of this Agreement, including without limitation, any claims, liabilities or obligations arising with respect to the 1993 Credit Agreement or the other Credit Documents (as defined herein or in the 1993 Credit Agreement).

                       (b) The Borrower hereby (a) releases, acquits and forever discharges each of the Agent, the Lenders, and their respective agents, employees, officers, directors, servants, representatives, attorneys, Affiliates, successors and assigns (collectively, the "Released Parties") from any and all liabilities, claims, suits, debts, Liens, losses, causes of action, demands, rights, damages, costs and expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, that the Borrower may have or claim to have against such Released Party and which arises out of or is connected with any action of commission or omission of any Released Party existing or occurring prior to the execution and delivery of this Agreement, including without limitation, any claims, liabilities or obligations relating to or arising out of or in connection with the loans, guarantees and other obligations of the Borrower or any of the Subsidiaries under the 1993 Credit Agreement or the other Credit Documents (as defined herein or in the 1993 Credit Agreement) (including, without limitation, arising out of or in connection with the initiation, negotiation, closing or administration of the transactions contemplated thereby or related thereto), from the beginning of time until the execution and delivery of this Agreement (collectively, the "Released Claims") and (b) agrees forever to refrain (and to cause its Subsidiaries to refrain) from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any of the Released Parties with respect to any of the Released Claims. Notwithstanding anything herein to the contrary, the Released Claims do not include the Lenders' and the Agent's respective obligations under this Agreement and the other Credit Documents.

                       SECTION 11.20.  JURY TRIAL WAIVER; CONSENT TO FORUM.

                       (a) THE BORROWER, THE AGENT AND EACH LENDER IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.





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                       (b)   THE BORROWER, THE AGENT AND EACH LENDER ALSO AGREE
THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF
THE OTHER CREDIT DOCUMENTS OR TO ENFORCE ANY JUDGMENT OBTAINED AGAINST BORROWER OR ANY OTHER CREDIT PARTY IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT BY THE AGENT, THE LENDERS OR THE BORROWER IN THE COURTS OF THE STATE OF GEORGIA SITTING IN FULTON COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE
NORTHERN DISTRICT OF GEORGIA, OR IN ANY OTHER COURT TO THE JURISDICTION OF
WHICH BORROWER OR SUCH OTHER CREDIT PARTY OR ANY OF ITS PROPERTY IS OR MAY BE SUBJECT. THE BORROWER, THE AGENT AND EACH LENDER IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF GEORGIA SITTING IN FULTON COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, AND IRREVOCABLY WAIVES ANY PRESENT OR FUTURE OBJECTION TO VENUE IN ANY SUCH COURT, AND ANY PRESENT OR FUTURE CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM,
IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY
OF THE OTHER CREDIT DOCUMENTS.

                       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in their behalf as of the date first above stated.


                                             BORROWER:

                                             MEDAPHIS CORPORATION

                                             /s/ Medaphis Corporation



                                      -82-